                                                                     Exhibit 4.9

===============================================================================

                      FISCAL AND PAYING AGENCY AGREEMENT


                          Dated as of April 23, 1997

                                     among


                           EXIDE HOLDING EUROPE S.A.
                                   as Issuer

                                      and

                               EXIDE CORPORATION

                                      and

                             THE BANK OF NEW YORK
              as U.S. Paying Agent, Transfer Agent and Registrar

                                      and

                               DEUTSCHE BANK AG
              as DM Paying Agent, Transfer Agent and Co-Registrar

===============================================================================


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     This Fiscal and Paying Agency Agreement (this "Agreement") is made on April
23, 1997, by and among Exide Holding Europe S.A., a limited liability company formed under the laws of the Republic of France (the "Issuer"), Exide Corporation, a Delaware corporation ("Exide Parent"), The Bank of New York, a
New York banking corporation, as U.S. fiscal and paying agent (the "U.S. Paying Agent") and Deutsche Bank Aktiengesellschaft ("Deutsche Bank"), as DM fiscal and paying agent (the "DM Paying Agent" and, together with the U.S. Paying Agent, the "Paying Agents"). The Bank of New York is also acting as U.S. transfer agent (in such capacity, the "U.S. Transfer Agent") and as registrar (in such capacity, the "Registrar") under this Agreement. Deutsche Bank is also acting as DM transfer agent (in such capacity, the "DM Transfer Agent" and, together with the U.S. Transfer Agent, the "Transfer Agents") and as co-registrar (in such capacity, the "Co-Registrar" and, together with the Registrar, the "Registrars") under this Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Notes (as defined below).


                             W I T N E S S E T H:


     WHEREAS, the Issuer proposes to issue DM 175,000,000 principal amount of its 9% Senior Notes due 2004 (the "Notes") without registration under the United States Securities Act of 1933, as amended (the "Securities Act"), in one transaction pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act; and

     WHEREAS, the Issuer wishes to appoint the Paying Agents, the Transfer Agents and the Registrars (collectively, the "Agents") as set forth in the recital of parties to this Agreement upon the terms and subject to the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

     1. Appointment of Agents. The Issuer appoints the Agents as its agents in respect of the Notes in the capacities set forth in the recital of parties to this Agreement and upon the terms and subject to the conditions set forth herein and in the Notes, and the Agents hereby accept such appointment. The Agents, and any successor or successors of any such Agent qualified and appointed in accordance with Section 9 hereof, are herein referred to as if appointed hereunder. The Agents shall have the powers and authority granted to and conferred upon them in this Agreement and in the Notes and such further powers and authority to act in the name of and on behalf of the Issuer as may be mutually agreed upon by the Issuer and the Agents. All of the terms and provisions with respect to such powers and authority contained in the Notes are subject to and governed by the terms and provisions hereof.

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

     (a) In acting under this Agreement and in connection with the Notes and the Coupons (as defined in Section 2(d) hereof), each of the Agents, in its capacity as such, is acting exclusively as an agent for the Issuer and does not have any relationship of agency or trust with the Holders of the Notes or Coupons.

     (b) The Issuer may appoint additional agents and revoke the appointment of any Agent. Notice of such appointment or revocation shall be provided to all Agents in accordance with Section 12(a) hereof.

     (c) Except during the continuance of a Default, the Paying Agents will not be liable, except for the performance of such duties as are specifically set forth in the Notes and this Agreement. If an Event of Default has occurred and is continuing, each Paying Agent shall use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     2. Authorization of Notes; Form. (a) The Notes delivered to the Registrars for authentication on issuance pursuant to Section 3 of this Agreement have been authorized by and will be established pursuant to the decision of the President of the Board of Directors of the Issuer dated April 17, 1997 taken pursuant to resolutions of the Board of Directors of the Issuer, dated April 9, 1997.

     (b) Each of the Notes shall be issued only in denominations of DM 1,000 or DM 10,000 (or such multiples thereof as the Issuer may deem appropriate) (the "Authorized Denominations"). The face of the Notes shall be substantially in the form of certain exhibits hereto as described below and the reverse of the Notes shall contain the Terms and Conditions (the "Terms") substantially as set forth in Exhibit B-1 hereto.

     Notes initially offered and sold to qualified institutional buyers (as defined in Rule 144A under the Securities Act ("Rule 144A")) ("QIBs") in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A shall be issued in the form of a single, permanent global certificate in registered form (the "Global Registered Note"), deposited with The Bank of New York, as custodian for DTC (in such capacity, the "Custodian"), duly executed by the Issuer and authenticated by the Registrar as hereinafter provided. The face of the Global Registered Note shall be substantially in the form of Exhibit A-1 hereto and shall bear the legend included therein relating to transfer restrictions.

     Notes initially offered and sold to persons other than U.S. persons ("Foreign Purchasers") in offshore transactions in reliance on Regulation S under the Securities Act ("Regulation S") shall be issued in the form of a single, permanent global certificate in bearer form (the "Global Bearer Note") deposited with Deutscher Kassenverein AG, Frankfurt am Main ("DKV"), duly executed by the Issuer and authenticated by the Co-Registrar as hereinafter provided. The face of the Global Bearer Note shall be substantially in the form of Exhibit A-2 hereto and shall bear the legend included therein relating to transfer restrictions.

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

     The aggregate principal amount of each of the Global Registered Note and the Global Bearer Note (together, the "Global Notes") may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Co-Registrar as hereinafter provided. Every Global Note shall have affixed to its reverse a schedule for the purpose of recording such adjustments.

     References herein to the "Notes" shall be deemed to include the Global Notes and the Definitive Notes (as defined in Section 2(d) hereof) unless the context requires otherwise. The Notes may have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Agreement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with the rules of any securities depositary, clearance facility, securities exchange or governmental agency or as may, consistently herewith, be determined by the Authorized Officer (as defined in Section 3(a) hereof) of the Issuer executing such Notes, as conclusively evidenced by execution of such Notes.

     (c) The Global Registered Note shall be initially registered in the name of Cede & Co. ("Cede"), the nominee of The Depository Trust Company (together with any successor clearing agency, "DTC"). The Global Registered Note shall be held by the Custodian on behalf of DTC under the custody agreement between DTC and the Custodian (the "Custody Agreement"). As long as DTC or its nominee is the registered holder of a Global Registered Note, such holder will be considered the absolute owner and holder of such Global Registered Note for all purposes whatsoever. None of the Issuer, Exide Parent, the Custodian or any Agent will have any responsibility or liability for any aspect of the records relating to or payments made by DTC on account of beneficial interests in the Global Registered Note. Owners of beneficial interests in the Global Registered Note will not be entitled to have Notes registered in their names, and will not receive and will not be entitled to receive physical delivery of definitive certificates representing individual Notes.

     (d) The Global Bearer Note shall be kept in custody by DKV. An owner of legal co-ownership interests in the Global Bearer Note will be entitled to receive definitive notes ("Definitive Notes") in Authorized Denominations in exchange for such interests in the Global Bearer Note, upon the availability thereof and upon such owner's request to DKV and presentation by DKV to the DM Transfer Agent of such documentation and information as the DM Transfer Agent may request for such purpose. No Definitive Notes will be issued prior to June 3, 1997, and Definitive Notes will not be made available in exchange for interests in the Global Bearer Note unless the holder provides evidence satisfactory to the DM Transfer Agent that it is not a "U.S. person" (as defined in Regulation S) or holding its interest for the account or benefit of a U.S. person. No claim for Definitive Notes may be made prior to the first date of exchange of interests in the Global Bearer Note for Definitive Notes. Seven annual bearer interest coupons ("Coupons") Nos. 1-7 will be attached to each Definitive Note at the time of issue if issued prior to the first Interest Payment Date (as defined in the Notes) and thereafter with such number of Coupons as corresponds to the number of unmatured Coupons and matured Coupons in default

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as of the date of issuance of such Definitive Note. The face of the Definitive
Notes and the Coupons shall be substantially in the form of Exhibit A-3 hereto.

     (e) If from time to time a portion of the aggregate principal amount of a Global Note is repurchased and cancelled by the Issuer, so long as the Custodian or DKV, as the case may be, is in possession of such Global Note (with respect to the Global Registered Note, on behalf of DTC pursuant to the Custody Agreement), the Registrar or the Co-Registrar, as the case may be, in lieu of issuing new Notes upon surrender of a Global Note, as would otherwise be required pursuant to the provisions hereof and of the relevant Global Note, shall, and is authorized by the holder of the relevant Global Note, by its acceptance thereof, to, endorse on the schedule affixed to the relevant Global Note (or on a continuation of such schedule affixed to the relevant Global Note and made a part thereof), an appropriate notation evidencing the date and the reduction in the principal amount of the Global Note equal to the principal amount of the portion of the relevant Global Note so repurchased and cancelled. Such Registrar's actions in endorsing the schedule (or such continuation thereof) affixed to a Global Note pursuant to the preceding sentence shall be subject to the same standard of care as the issuance by such Registrar of new Notes upon any repurchase of a portion of a Definitive Note and all provisions hereof and of the Global Notes referred to in the first sentence of this paragraph (e) relating to the repurchase of Notes (other than those relating to the issuance and authentication of a new Note) shall apply to each repurchase resulting in a decrease in the principal amount of a Global Note.

     (f) Together, the Notes represented by the Global Bearer Note, the Global Registered Note and Definitive Notes will equal the aggregate principal amount of the Notes outstanding at any time.

     (g) The Issuer may, subject to Section 7 of the Terms and applicable law, issue additional Notes under this Agreement. The Notes offered hereby and any additional Notes subsequently issued would be treated as a single class for all purposes under this Agreement.

     3. Execution of Notes and the Partial Parent Guarantee; Dating; Authentication. (a) Each Note shall be executed manually or by facsimile, imprint or other reproduction on behalf of the Issuer by an Authorized Officer (as defined below) of the Issuer. With the delivery of this Agreement, the Issuer is furnishing and from time to time thereafter may furnish a certificate (each, an "Authorization Certificate") identifying and certifying the incumbency and specimen signatures of (i) officers of the Issuer authorized to execute the Notes ("Authorized Officers") and (ii) persons authorized to act, and to give and receive instructions and notices, on behalf of the Issuer hereunder (together with the Authorized Officers, "Authorized Representatives"). Until the Agents receive a subsequent Authorization Certificate of the Issuer, the Agents shall be entitled to rely on the last Authorization Certificate delivered to them by the Issuer for purposes of determining the Issuer's Authorized Officers and Authorized Representatives. Any such signature may be in facsimile and may be imprinted or otherwise reproduced. In case any person who shall have executed any Note shall cease for any reason to be an Authorized Officer of the Issuer before such Note shall be authenticated and delivered by either Registrar or disposed of by

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the Issuer, such Note may nevertheless be authenticated and delivered or disposed of as though such person had not ceased to be an Authorized Officer of the Issuer; and any Note may be executed on behalf of the Issuer by any such person as, at the date of execution thereof, shall be an Authorized Officer of the Issuer, although at the date hereof any such person was not an Authorized Officer of the Issuer.

     (b) Exide Parent agrees to execute and deliver, and maintain in effect, a Partial Parent Guarantee (as defined in Section 7(b) of the Terms) if the Issuer is required to cause Exide Parent to do so pursuant to Section 7(b) of the Terms. In the event that Exide Parent is obligated to execute a Partial Parent Guarantee, the Partial Parent Guarantee shall be executed manually or by facsimile, imprint or other reproduction on behalf of Exide Parent by an authorized officer of Exide Parent (each, an "Authorized Officer of Exide Parent"). Upon execution of the Partial Parent Guarantee, Exide Parent shall furnish, and, from time to time thereafter may furnish, a certificate (each, an "Authorization Certificate of Exide Parent") identifying and certifying the incumbency and specimen signatures of (i) Authorized Officers of Exide Parent authorized to execute the Partial Parent Guarantee and (ii) authorized representatives of Exide Parent authorized to act, and to give and receive instructions and notices on behalf of Exide Parent hereunder (together with the Authorized Officers of Exide Parent, the "Authorized Representatives of Exide Parent"). Until the Agents receive a subsequent Authorization Certificate of Exide Parent, the Agents shall be entitled to rely on the last Authorization Certificate of Exide Parent delivered to them by Exide Parent for purposes of determining the Authorized Officers of Exide Parent and Authorized Representatives of Exide Parent. Any such signature may be in facsimile and may be imprinted or otherwise reproduced. In case any person who shall have executed any Partial Parent Guarantee shall cease for any reason to be an Authorized Officer of Exide Parent before such Partial Parent Guarantee shall be executed and delivered by Exide Parent, such Partial Parent Guarantee may nevertheless be executed and delivered as though such person had not ceased to be an Authorized Officer of Exide Parent; and any Partial Parent Guarantee may be executed on behalf of Exide Parent by any such person as, at the date of execution thereof, shall be an Authorized Officer of Exide Parent, although at the date hereof any such person was not an Authorized Officer of Exide Parent.

     (c) The Registrars are authorized, upon receipt of Notes duly executed on behalf of the Issuer, to authenticate and to deliver such Notes to or upon the written order of the Issuer signed by any Authorized Officer of the Issuer or by a duly authorized attorney-in-fact.

     (d) The Notes shall be dated the date of their authentication by the Registrar or Co-Registrar, as the case may be.

     4. Payment. (a) In order to provide for the payment of principal of and interest on the Notes as the same shall become due and payable, the Issuer or Exide Parent (in the event Exide Parent is obligated to make payments in respect of the Notes) hereby agrees to pay to the U.S. Paying Agent or the DM Paying Agent, as the case may be, by wire transfer of immediately available funds for credit to the account of the U.S. Paying Agent or the DM Paying Agent, as

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the case may be, as specified in Section 12(b) hereof prior to 10:00 a.m., local time, on each interest payment date or the maturity date (including a date fixed for redemption) of the Notes in such coin or currency of the Federal Republic of Germany as at the time of payment shall be legal tender for the payment of public and private debts, an amount in cash which (together with any cash then held by the Paying Agents and available for such purpose) shall be sufficient to pay the interest or principal or both, as the case may be, becoming due on such date; provided, however, that if such date is not a Business Day, the Issuer or Exide Parent, as the case may be, shall make such payment on the next succeeding Business Day. With respect to payments made to the U.S. Paying Agent, a "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to close. With respect to payments made to the DM Paying Agent, a "Business Day" shall mean any day on which banking institutions in New York City, in Frankfurt am Main and London are not authorized or obligated by law or executive order to be closed and on which foreign exchange markets in each of such cities are open for business. The Paying Agents shall apply such amounts to the payment due on such date and, pending such application, such amounts shall be held in trust by the Paying Agents for the benefit of the persons entitled thereto.

     (b) The Issuer or Exide Parent (in the event Exide Parent is obligated to make payments in respect of the Notes) shall procure that the bank through which any payments due hereunder are to be made shall supply the Paying Agents by 10:00 a.m., local time, two Business Days prior to the due date for any such payment, an irrevocable confirmation (by tested telex or Swift MT 100 Message) of its intention to make such payment.

     (c) If the Issuer or Exide Parent becomes liable to pay additional amounts pursuant to Section 3(b) of the Terms (all such amounts being referred to as "Additional Amounts"), then at least 30 days prior to the date of any payment by the Issuer or Exide Parent, as the case may be, of principal or interest on the Notes, the Issuer or Exide Parent, as the case may be, will furnish each Paying Agent with a certificate which specifies the amount required to be withheld, if any, on such payment to holders of the Notes and the Additional Amounts, if any, due to holders of the Notes, and will pay to the Paying Agents such Additional Amounts as shall be required to be paid to such holders. All references in this Agreement or in the Notes to the payment of amounts based upon the principal amount of the Notes or of principal, premium, if any, and interest or any other amount payable under or with respect to the Notes shall, unless the context otherwise requires, be deemed to mean and include all Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

     (d) If either Paying Agent pays out, or becomes liable to pay out, funds on or after the due date of payment therefor on the assumption that the corresponding payment by the Issuer or Exide Parent (in the event Exide Parent is obligated to make payments in respect of the Notes) has been or will be made and such payment has in fact not been so made by the Issuer or Exide Parent, as the case may be, the Issuer or Exide Parent, as the case may be, shall on demand reimburse such Paying Agent for such funds, including interest on such amount from the date on which it was paid out to the date of reimbursement at a rate per annum equal to the cost to such

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Paying Agent of funding the amount paid out, as certified by such Paying Agent, expressed as a rate per annum.

     (e) Subject to compliance with Section 4(a), by the Issuer or Exide Parent, as the case may be, and subject to and in accordance with the terms of the Notes, the Paying Agents will pay or cause to be paid on behalf of the Issuer or Exide Parent, as the case may be, on and after each due date therefor the amounts due in respect of the Notes. Pending such payment, amounts received by the Paying Agents for such payment will be held in trust by the Paying Agents for the benefit of the persons entitled thereto. If any payment provided for in
Section 4(a) hereof is made late but otherwise in accordance with this Agreement, the U.S. Paying Agent or DM Paying Agent, as the case may be, or both shall nevertheless endeavor to make such payment in respect of the Notes. If, in such a case, the DM Paying Agent in its sole discretion makes any payment of principal or interest on the due date therefor the Issuer or Exide Parent, as the case may be, shall compensate the DM Paying Agent for the overnight use of such funds at the overnight interbank interest rate. However, unless and until the full amount of any such payment has been made to the such Agent(s), the Paying Agents will not be bound to make such payments.

     5. Transfer of the Global Notes. (a) The Global Registered Note initially shall (i) be registered in the name of Cede & Co. as the nominee of DTC, (ii) be delivered to the Custodian as custodian for DTC and (iii) bear legends set forth in Exhibit A-1 hereto. The Global Bearer Note initially shall
(i) be delivered to DKV and (ii) bear legends as set forth in Exhibit A-2 hereto.

     Members of, or participants in, DTC ("Participants") shall have no rights under this Agreement with respect to the Global Registered Note held on their behalf by DTC, or the Custodian as DTC's custodian, or under the Global Registered Note, and DTC may be treated by the Issuer, Exide Parent, the Agents and any agent of the Issuer, Exide Parent or the Agents as the absolute owner of the Global Registered Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, Exide Parent, the Agents or any agent of the Issuer, Exide Parent or the Agents, from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Participants, the operation of customary practices governing the exercise of the rights of a holder of any Note. Beneficial interests in the Global Registered Notes may be held only through Participants in DTC.

     DKV account holders ("Account Holders") shall have no rights under this Agreement with respect to the Global Bearer Note held on their behalf by DKV or under the Global Bearer Note and DKV may be treated by the Issuer, Exide Parent, the Agents and any agent of the Issuer, Exide Parent or the Agents as the absolute owner of the Global Bearer Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, Exide Parent, the Agents or any agent of the Issuer, Exide Parent or the Agents, from giving effect to any written certification, proxy or other authorization furnished by DKV or impair, as between DKV and the Account Holders, the operation of customary practices governing


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the exercise of the rights of a holder of any Note.  Beneficial interests in the
Global Bearer Note may be held only through DKV or through accounts with Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") or Cedel Bank, societe anonyme ("Cedel Bank").

     (b) Transfers of interests in the Global Notes shall be limited to transfers of book-entry interests between and within DKV and DTC except as provided below. Transfers of interests in the Global Notes between DKV Account holders, on the one hand, and DTC Participants, on the other hand, shall be effected by an increase or a reduction in the aggregate amount of Notes represented by the Global Bearer Note and the corresponding reduction or increase in the aggregate amount of Notes represented by the Global Registered Note. Interests of beneficial owners in the Global Notes may be transferred in accordance with the rules and procedures of DTC and the provisions of Section 6 hereof.

     (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such first Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

     (d) The holder of a Global Note may grant proxies and otherwise authorize any person, including Participants and Account Holders, as the case may be, and persons that may hold interests through Participants and Account Holders, as the case may be, to take any action which a holder is entitled to take under this Agreement or the Notes.

     6. Transfer and Exchange of Notes; Cancellation. (a) The Registrar and the Co-Registrar, or an agent duly authorized by the Registrar or the Co-Registrar, as the case may be, are hereby authorized from time to time in accordance with the provisions of the Notes and of this Section 6 to authenticate and deliver Notes in exchange for or in lieu of Notes which become mutilated, destroyed, stolen or lost and Notes of authorized denominations in exchange for a like aggregate principal amount of Notes.

     (b) The following restrictions with respect to the registration of any transfer of any Notes shall apply:

     (i) Definitive Notes will not be issued in exchange for beneficial interests in the Global Registered Note and all beneficial interests in the Global Registered Note will be held directly or indirectly through a Participant.

     (ii) Transfers of interests in one Global Note to parties who will hold the interests through the same Global Note will be effected in the ordinary way in accordance with the respective rules and operating procedures of the DKV, DTC, Euroclear or Cedel Bank, as the case may be.

     (iii) Transfers of interests between the Global Notes will be effected through the Transfer Agents who shall contact the Registrars to procure the exchange of interests in one Global Note for interests of an equal principal amount in the other Global Note; provided, however, that prior to June 3, 1997 (the expiration of 40 days after the later of the commencement of the offering of the Notes and the closing date with respect to the Notes), the Transfer Agents will not be required to accept for registration any transfer of an interest in the Global Bearer Note to the Global Registered Note if the transferee is not a QIB. For each transfer of interests between the Global Notes, the Registrar shall endorse on the Schedule attached to each Global Note the appropriate notations to reflect the respective modifications to the aggregate principal amount of each Global Note.

     (iv) In the case of transfers of interests in the Global Bearer Note to Definitive Notes, such transfers may be made only in accordance with the legend contained on the face of such Global Bearer Note and the Transfer Agents will not be required to accept for registration of transfer any interests in the Global Bearer Note, except upon presentation of evidence satisfactory to the Issuer and the Transfer Agents that such legend has been complied with including, without limitation, a certificate of transfer substantially in the form of the certificate of transfer set forth in Exhibit A-2 hereto. In the case of transfers of any Definitive Notes to interests in the Global Bearer Note, the Transfer Agents shall deliver to the Co-Registrar such Definitive Notes (and shall procure the authentication and delivery of new Definitive Notes representing the remainder of such Definitive Notes where less than the whole interest in such Definitive Notes was transferred, provided in all cases that any such new Definitive Note must be of an Authorized Denomination) representing interests so exchanged and shall provide the Co-Registrar any information the Co-Registrar may require to make the appropriate notations on the Schedule attached to the Global Bearer Note. No Definitive Notes shall be transferred for interests in the Global Registered Note and the Transfer Agents shall not be required to effect any such transfer.

     The Paying Agents shall obtain and retain copies of all letters, notices and other written communications received by any Agent pursuant to this Section 6(b). The Issuer and Exide Parent have the right to inspect all such letters, notices or other written communications at any reasonable time.

     (c) Each Note authenticated and delivered upon any transfer or exchange for or in lieu of the whole or any part of any Note shall carry all the rights to interest, if any, accrued and unpaid and to accrue which were carried by the whole or such part of such Note, and notwithstanding anything to the contrary herein contained, such new Note shall be so dated that neither gain nor loss in interest shall result from such transfer, exchange or substitution.

     (d) The Issuer or Exide Parent, as the case may be, shall execute and deliver to the Paying Agents or the Registrars Notes in such Authorized Denominations and at such times as may be necessary to enable each of the Registrars to fulfill its responsibilities under this Agreement and the Notes.

     (e) The Transfer Agents and the Registrars may decline to exchange or register the transfer of any Note during the period of 15 days preceding (i) the due date for any payment of principal of or interest, if any, on the Notes or
(ii) the date on which Notes are scheduled for redemption.

     (f) Transfer, registration and exchange shall be permitted and executed as provided in this Section 6 without any charge other than any stamp or other taxes or governmental charges or insurance charges payable on transfers or any expenses of delivery by other than regular mail, but subject to such reasonable regulations as the Issuer, Exide Parent and the Paying Agents may prescribe. Registration of the transfer of a Note by the Registrar or the Co-Registrar, as the case may be, shall be deemed to be the acknowledgment of such transfer on behalf of the Issuer.

     (g) All Notes or Coupons surrendered for payment, redemption, or exchange, as the case may be, shall be delivered to, or to the order of, the U.S. Paying Agent or DM Paying Agent, as the case may be. Such Paying Agent shall cancel or procure the cancellation of and may destroy or procure the destruction of all such Notes and Coupons surrendered for payment, redemption or exchange, as the case may be, and, in the case of destruction, shall deliver a certificate of destruction to the Issuer upon its written request.

     (h) Upon the transfer, exchange or replacement of interests in the Global Notes, the Registrars shall deliver only Notes bearing the legend relating to transfer restrictions as described in Section 2(b) hereof unless either (i) such delivery is at least two years after the later of the original issue date of the Notes and the last date on which the Issuer, Exide Parent or any affiliate of the Issuer or Exide Parent held any beneficial interest in such Note or (ii) there is delivered to the U.S. Paying Agent or DM Paying Agent, as the case may be, an opinion of counsel reasonably satisfactory to the Issuer, Exide Parent and the U.S. Paying Agent or DM Paying Agent, as the case may be, to the effect that neither such legend nor the restrictions on transfer set forth in Section 6(b) hereof are required in order to maintain compliance with the provisions of the Securities Act.

     (i) The Issuer agrees that the transfer, exchange or replacement of Notes through the Registrars shall be deemed to be a notification to the Issuer of such transfer, exchange or replacement. As between the Registrars and the Issuer it is agreed that the Registrars shall without delay notify the Issuer of such transfer, registration, exchange or replacement.

     (j) Upon the issuance of any substitute Note, the Issuer or Exide Parent, as the case may be, may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Agents) connected therewith.

     A Registrar's actions in endorsing any schedule (or continuation thereof) affixed to any Global Note pursuant to this Section 6 shall be subject to the same standard of care as the issuance by such Registrar of new Notes upon any transfer of a Note, and all provisions of this Section 6 relating to the transfer of Notes (other than those relating to the issuance and authorization of a new Note) shall apply to any transfer resulting in an increase in the principal amount of such Global Note.

     7. Register. The Registrar and Co-Registrar, as agents of the Issuer and Exide Parent for the purpose, shall maintain at its corporate trust office in New York City and Frankfurt am Main, Germany, respectively, a register (the "Register") for the exchange, registration and registration of transfers of registered Notes. Each Registrar will keep a record of all registered Notes at such office and will make such record available for inspection upon the reasonable request of the Issuer or Exide Parent. Included in such record will be notations as to whether such Notes have been redeemed or otherwise paid or canceled, and, in the case of mutilated, destroyed, stolen or lost Notes, whether such Notes have been replaced. In the case of the replacement of any of the Notes, each Registrar will keep a record of the Note so replaced, and the
Note issued in replacement thereof. In the case of the cancellation of any of the Notes, each Registrar will keep a record of the Note so cancelled and the date on which such Note was cancelled.

     8. Conditions of Agents' Obligations. The Agents accept appointment hereunder and their obligations herein and in the Notes set forth upon the terms and conditions hereof and thereof, including the following, to all of which the Issuer and Exide Parent agree and to all of which the rights of the holders from time to time of the Notes shall be subject:

     (a) Each Agent shall be entitled to compensation to be agreed upon in writing with the Issuer for all services rendered by it, and the Issuer agrees promptly to pay such compensation to the U.S. Paying Agent who shall apportion such payment among the Agents. The Issuer shall on demand reimburse each Agent for its reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred by it in connection with the services rendered by it hereunder. The Issuer hereby agrees to indemnify each Agent, for, and to hold it harmless against, any loss, liability, action, suit, judgment, demand, damage, cost or expense, including advertising, telex and postage expenses, properly incurred without negligence, wilful deceit or bad faith on its part arising out of or that are in any way related to this Agreement or any Note in connection with its acting as Agent of the Issuer hereunder. The Agents shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or damages suffered by them in reliance upon any Note, notice, direction, consent, certificate, affidavit, statement, telex, facsimile or other paper or document reasonably believed by them, in good faith and without negligence, to be genuine and to have been presented, signed or sent by an Authorized Representative of the Issuer or an Authorized Representative of

  Exide Parent. The obligations of the Issuer under this Section 8(a) shall survive payment of the Notes, the resignation or removal of such Agents or the termination of this Agreement.

     (b) In acting under this Agreement and in connection with the Notes, the Agents are acting solely as agents of the Issuer and Exide Parent and do not assume any obligation towards or relationship of agency or trust for or with any of the owners or holders of the Notes, except that all funds held by any Paying Agent or Registrar for the payment of principal of or interest on the Notes shall be held in trust by it for such owner or holder and applied as set forth herein and in the Notes, but need not be segregated from other funds held by it, except as required by law; provided that the Issuer may deposit with the local court (Amtsgericht) in Frankfurt am Main principal and interest not claimed by holders within 12 months after maturity with or without a waiver of the right to withdraw such deposit irrespective of whether such holders are in default of acceptance. To the extent the right to withdraw is waived, all claims of such holders against the Issuer shall cease.

     (c) Any Agent may consult with counsel satisfactory to it and any advice or written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and without negligence and in accordance with such advice or opinion.

     (d) The Agents in their individual capacity or any other capacity, may become the owners of, or acquire any interest in, any Notes or other obligations of the Issuer or Exide Parent with the same rights that it would have if they were not such Agents, and may engage or be interested in any financial or other transaction with the Issuer or Exide Parent, and may act on, or as depositary, trustee or agent for, any committee or body of holders of securities or other obligations of the Issuer or Exide Parent, as freely as if they were not such Agents.

     (e) Subject to any agreement between the Issuer, Exide Parent and the Agents to the contrary, the Agents shall not be under any liability for interest on any moneys received by them pursuant to any of the provisions of this Agreement or the Notes.

     (f) The recitals contained in this Agreement and in the Notes (except the Registrar's certificates of authentication) shall be taken as the statements of the Issuer and Exide Parent and the Agents do not assume any responsibility for the correctness of the same. The Agents do not make any representation (other than with respect to themselves) as to the validity or sufficiency of this Agreement or the Notes, except for the Agents' due authorization, execution and delivery of this Agreement. The Agents shall not be accountable for the use or application by the Issuer or Exide Parent of any of the Notes or the proceeds thereof.

     (g) The Agents, their officers, employees and agents shall be obligated to perform such duties and only such duties as are specifically set forth in this Agreement and in the Notes, and no implied duties or obligations shall be read into this Agreement or the Notes against them. No Agent shall be responsible for the acts or omissions of any other Agent.

     9. Resignation and Appointment of Successor; Maintenance of Office or Agency for Certain Purposes. (a) Each of the Issuer and Exide Parent agree, for the benefit of the holders, from time to time, of the Notes, that until all of the Notes are no longer outstanding or until moneys for the payment of all principal of and interest, if any, on all outstanding Notes shall have been made available at the office of any Paying Agent and shall have been returned to the Issuer or Exide Parent, as the case may be, as provided in Section 8(b) hereof, whichever occurs earlier, there shall at all times be a DM Paying Agent that shall at all times maintain an office or agency in Frankfurt am Main, Germany and a U.S. Paying Agent that shall at all times maintain an office or agency in New York, New York, where the Notes may be presented or surrendered for payment, registration of transfer or exchange, as provided in such Notes, and where notices and demands to or upon the Issuer or Exide Parent, as the case may be, in respect of such Notes and this Agreement may be served. Each Paying Agent shall at all times be a responsible financial institution which is authorized by law to exercise its powers and duties hereunder.

     (b) Any Agent may at any time resign by giving written notice of its resignation to the Issuer, Exide Parent (and the U.S. Paying Agent, in the case of the resignation of an Agent other than the U.S. Paying Agent) and specifying the date on which its resignation shall become effective; provided that such date shall be at least 30 days after the date on which such notice is given unless the Issuer and Exide Parent agree in writing to accept shorter notice. Upon receiving such notice of resignation, the Issuer or Exide Parent shall promptly appoint a successor agent, qualified as aforesaid, by written instrument in duplicate, signed on behalf of the Issuer or Exide Parent, as the case may be, one copy of which shall be delivered to the resigning Agent and one copy to the successor agent. Such resignation shall become effective upon the earlier of (i) the effective date of such resignation or (ii) the acceptance of appointment by the successor agent as provided in Section 9(d) hereof. The Issuer or Exide Parent may, at any time and for any reason, remove any Agent and appoint a successor agent, qualified as aforesaid, by written instrument in duplicate, signed on behalf of the Issuer or Exide Parent, as the case may be, one copy of which shall be delivered to each of the U.S. Paying Agent (if such Agent is not the Agent being removed), the Agent being removed and the successor agent. Any removal of an Agent and any appointment of a successor agent shall become effective upon acceptance of appointment by the successor agent as provided in Section 9(d) hereof. In the event of resignation by an Agent, if a successor agent has not been appointed by the Issuer or Exide Parent within 30 days after the giving of notice by such Agent of its intention to resign, such Agent may, at the expense of the Issuer or Exide Parent, petition any court of competent jurisdiction for appointment of a successor agent. Upon its resignation or removal, an Agent shall be entitled to the payment by the Issuer or Exide Parent of its compensation for the services rendered hereunder and to the reimbursement of all reasonable out-of-pocket expenses incurred in connection with the services rendered by it hereunder.

     (c) The Issuer or Exide Parent shall remove an Agent and appoint a successor agent if such Agent (i) shall become incapable of acting, (ii) shall be adjudged bankrupt or insolvent, (iii) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, (iv) shall consent to, or shall have had entered against it a court order for, any such relief or the appointment of or taking possession by any such official in any involuntary case or other proceedings commenced against it, (v) shall make a general assignment for the benefit of creditors or (vi) shall fail generally to pay its debts as they become due.

     (d) Any successor agent appointed as provided in Section 9(b) or (c) hereof shall execute and deliver to its predecessor and to the Issuer and Exide Parent an instrument accepting such appointment hereunder, and thereupon such successor agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor hereunder, with like effect as if originally named as such Agent hereunder, and such predecessor, upon payment of its compensation and out-of-pocket expenses owing pursuant hereto then unpaid, shall deliver over to such successor agent all moneys, securities, books, records or other property at the time held by it hereunder.

     (e) Any corporation into which an Agent may be merged or converted or any corporation with which such Agent may be consolidated or any corporation resulting from any merger, conversion or consolidation to which such Agent shall be a party or any corporation succeeding to the corporate trust business of such Agent shall be the successor to such Agent hereunder (provided that such corporation shall be qualified as aforesaid) without the execution or filing of any document or any further act on the part of any of the parties hereto.

     10. Meetings; Notice to Holders. (a) The Issuer and Exide Parent may at any time and from time to time call a meeting of the holders of the Notes, such meeting to be held at such time and at such place as the Issuer and Exide Parent shall determine, for the purpose of obtaining a waiver of any covenant or condition set forth in the Terms of the Notes. Upon a request in writing made by holders of the Notes of not less than 25% of the aggregate outstanding principal amount of the Notes, after the Notes have become due and payable due to a default, the Paying Agents shall convene a meeting of the holders of the Notes, such meeting to be held at such time and at such place as the Issuer, Exide Parent or the holders shall determine. Notice of any meeting of holders of the Notes, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be not less than 20 nor more than 90 days prior to the date fixed for the meeting. To be entitled to vote at any meeting of holders of the Notes a person shall be (i) a holder of one or more Notes or (ii) a person appointed by an instrument in writing as proxy by the Holder of one or more of such Notes. The only persons who shall be entitled to be present or to speak at any meeting of such holders shall be the persons entitled to vote at such meeting and their counsel and any representatives and counsel of the Issuer and Exide Parent.

     The term "outstanding" means, as of any particular time, all Notes authenticated and delivered by the Registrar or Co-Registrar under this Agreement, except (i) Notes theretofore cancelled by the Registrar or Co-Registrar or delivered to the Registrar or Co-Registrar for cancellation; (ii) Notes, or portions thereof, for the payment of which moneys in the necessary amount shall have been deposited in trust with the Paying Agents; and (iii) Notes in substitution for which other Notes shall have been authenticated and delivered pursuant to the terms of Section 6 hereof unless proof satisfactory to the Registrar or Co-Registrar is presented that any such Note is held by a person in whose hands such Note is a legal, valid and binding obligation of the Issuer and Exide Parent.

     In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, request, demand, authorization, notice, consent or waiver under this Agreement or the Notes, Notes which are owned by the Issuer, Exide Parent or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or Exide Parent shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Agents shall be protected in relying on any such direction, consent or waiver, only Notes that either Registrar knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Registrar or Co-Registrar, as the case may be, the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, Exide Parent or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or Exide Parent. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by any Registrar in accordance with such advice. Any certificate, statement or opinion of counsel may be based insofar as it relates to factual matters or information that is in the possession of any Registrar, upon the certificate, statement or opinion of, or representations by, such Registrar unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

     (b) The persons entitled to vote at least a majority in aggregate principal amount of the Notes at the time outstanding shall constitute a quorum for the purpose of any action to be taken at a meeting of holders of the Notes. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting shall be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting. Notice of the reconvening of any adjourned meeting shall be given as provided above except that such notice must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Subject to the foregoing, at the reconvening of any meeting further adjourned for lack of a quorum, the persons entitled to vote at least 25% in aggregate principal amount of the Notes at the time outstanding shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the outstanding Notes which shall constitute a quorum. At a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid, any resolution to waive compliance by the Issuer or Exide Parent, as the case may be, with any of the covenants or conditions referred to above shall be effectively passed and decided if passed and/or decided by the persons entitled to vote the percentage of the aggregate principal amount of the outstanding Notes required to amend or modify the Notes pursuant to Section 10 of the Terms. It shall not be necessary for the vote or consent of the Holders of Notes to approve the particular form of any proposed modification, amendment, supplement, authorization, notice, consent, waiver or other action, but it shall be sufficient if such vote or consent shall approve the substance thereof.

     (c) Any holder of the Notes who has executed an instrument in writing appointing a person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such holder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Any resolution passed or decision taken at any meeting of holders duly held in accordance with this Section 10 shall be binding on all the holders whether or not present or represented at the meeting.

     (d) The holding of the Global Registered Note by a registered holder shall be proved by the registry books maintained in accordance with Section 7 hereof or by a certificate or certificates of a Registrar in its capacity as the agent of the Issuer and Exide Parent for the maintenance of such books. The holding of the Global Bearer Note and the Definitive Notes by unregistered holders shall be proved by possession thereof.

     (e) The Issuer or Exide Parent shall appoint a temporary chairman of the meeting. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of at least a majority in aggregate principal amount of the Notes represented at the meeting. At any meeting each holder or proxy shall be entitled to one vote for each DM 1,000 principal amount of Notes held or represented by him; provided that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote except as a holder or proxy. Any meeting of holders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

     (f) The vote upon any resolution submitted to any meeting of holders of the Notes shall be by written ballot on which shall be subscribed the signatures of the Holders or proxies and on which shall be inscribed the serial number or numbers of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in triplicate of the proceedings of each meeting of holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Issuer or Exide Parent and the other to each of the Paying Agents to be preserved by the Paying Agents, the Paying Agents to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

     (g) Any modifications, amendments or waivers to this Agreement or to the Terms will be conclusive and binding on all holders of the Notes, whether or not they have given such consent or were present at such meeting, and on all future holders of Notes, whether or not notation of such modifications, amendments or waivers is made upon the Notes. Any instrument given by or on behalf of any holder of a Note in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Note.

     (h) Where this Agreement provides for notice of any event to holders by the Issuer or Paying Agents, such notice shall be sufficiently given (unless otherwise herein expressly provided): to registered holders of any Note, if in writing and mailed, first-class postage (or, if first class mail is unavailable, by airmail) prepaid, to each registered holder at his address as it appears in the Register, in each case not later than the latest date, and not earlier than the earliest date, prescribed hereunder for the giving of such notice; or, to unregistered holders of any Note, if such notice is published in the following journals: (i) the Bundesanzeiger and one mandatory nationwide newspaper (if practicable, the Borsen-Zeitung) designated by the Stock Exchange in Frankfurt am Main in the German language; (ii) a leading daily newspaper (if practicable, The Wall Street Journal (Eastern Edition)) printed in the English language and of general circulation in New York; and (iii) a leading daily newspaper (if practicable, the Financial Times (London Edition)) printed in the English language and of general circulation in London, in each case, once in each of three successive calendar weeks, the first publication to be not later than the latest date, and not earlier than the earliest date, prescribed hereunder for the giving of such notice.

     Any notice to registered holders shall be deemed to have been given on the fourth weekday after the date of mailing. Any notice to unregistered holders will become effective for all purposes on the date of its publication in the Bundesanzeiger.

     11. Payment of Taxes. The Issuer agrees to pay all stamp and other duties, if any, to which, under the laws of the United States of America the Republic of France or the Federal Republic of Germany, this Agreement or the initial issuance of the Notes may be subject.

     12. Notices. (a) All notices or communications hereunder, as herein otherwise specifically provided, shall be in writing and if sent to any Agent shall be delivered, telexed or telecopied and confirmed to such Agent care of:

     The Bank of New York
     101 Barclay Street
     Floor 21 West
     New York, New York  10286
     Telex no.: 1 (212) 815-4701
     Facsimile: 1 (212) 815-5915/5917

     Attention: Corporate Trust Administration

     Deutsche Bank Aktiengesellschaft
     Taunusanlage 12
     D-60262 Frankfurt am Main
     Facsimile: 49 (69) 910-38794

     Attention: Fiscal Agency Group

and if sent to the Issuer or Exide Parent delivered or sent via facsimile and confirmed at:

     Exide Corporation
     645 Penn Street
     P.O. Box 14205
     Reading, Pennsylvania  19612-4205
     Facsimile: 1 (610) 378-0232

     Attention: Chief Financial Officer

(or such other address as shall be specified in writing by any Paying Agent to the Issuer and Exide Parent or by the Issuer or Exide Parent to any Paying Agent to the other). If any Agent shall receive any notice or demand addressed to the Issuer or Exide Parent by the holder of a Note pursuant to the provisions of the Notes, such Agent shall promptly forward such notice or demand to the Issuer or Exide Parent, as the case may be. Any notice sent to any Agent from the Issuer or Exide Parent, or any notice sent to the Issuer or Exide Parent from any Agent shall be deemed effective upon receipt.

     (b) Payments to the U.S. Paying Agent and DM Paying Agent by wire transfer of immediately available funds as provided in Section 4(a) hereof shall be made in Deutsche marks to such account with such bank in New York City and Germany, respectively, as the U.S. Paying Agent or DM Paying Agent, as the case may be, may from time to time notify to the Issuer or Exide Parent (in the event Exide Parent is obligated to make payments in respect of the Notes) reasonably in advance of the time any such payment is due and payable.

     13. Additional Representations, Warranties and Agreements of the Issuer. The Issuer will not acquire any beneficial interest, and will use its reasonable efforts to cause its "affiliates" (as defined in paragraph (a)(1) of Rule 144 under the Securities Act) not to acquire any beneficial interest, in any Note unless the Issuer or such affiliate notifies the U.S. Paying Agent of such acquisition. The Issuer shall, and shall cause the relevant affiliates to, immediately notify the U.S. Paying Agent if the Issuer or any such affiliate shall cease to be the beneficial owner of any such Notes, specifying the date of such occurrence. The Agents and all holders of Notes shall be entitled to rely without further investigation on any such notification (or the lack thereof).

     14. No Recourse Against Others. No recourse for the payment of the principal of or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer or Exide Parent in this Agreement or in the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, director, employee, Executive Committee member or controlling person of the Issuer or Exide Parent or of any successor Person thereof. Each holder, by accepting the Notes, waives and releases all such liability; it being expressly understood that such waiver and release are part of the consideration for issuance of the Notes.

     15. Governing Law. (a) This Agreement, the Notes and the Partial Parent Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws, except as referred to in Section 16 hereof.

     (b) The Issuer and Exide Parent hereby irrevocably consent and agree to submit to the non-exclusive jurisdiction of any New York State or United States federal court sitting in the Borough of Manhattan, New York, New York over any suit, action or proceeding arising out of or related to this Agreement, any Note or the Partial parent Guarantee. The Issuer and Exide Parent irrevocably waive, to the fullest extent permitted by law, any objection which they may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

     (c) As long as any of the Notes remain outstanding, the Issuer and Exide Parent will at all times have an authorized agent in The City of New York, upon whom process may be served in any suit, action or proceeding arising out of or relating to this Agreement, any Note or the Partial Parent Guarantee. Service of process upon such agent and written notice of such service mailed or delivered to the Issuer or Exide Parent shall to the extent permitted by law be deemed in every respect effective service of process upon the Issuer in any such suit, action or proceeding. Each of the Issuer and Exide Parent hereby appoints CT Corporation System as its agent for such purpose, and covenants and agrees that service of process in any suit, action or proceeding may be made upon it at the office of such agent at 1633 Broadway, 23rd Floor, New York, New York 10019 (or at such other address or at the office of such other authorized agent as the Issuer may designate by written notice to the U.S. Paying Agent).

     (d) In the event that the Issuer or Exide Parent, as the case may be, executes and delivers this Agreement through an attorney-in-fact (the "Attorney-in-Fact"), it is agreed by the parties hereto that the law of the Republic of France is applicable to the existence and extent of the Attorney-in-Fact's authority and the effects of the Attorney-in-Fact's exercise or purported exercise of his authority to execute and deliver this agreement.

     16. Substitution of Currency. If the Federal Republic of Germany adopts the Euro, the regulations of the European Commission relating to the Euro shall apply to the Notes and this Agreement. The circumstances and consequences described in this Section 16 entitle neither the Issuer nor any holder to early redemption, rescission, notice, repudiation, adjustment or renegotiation of the terms and conditions of the Notes or this Agreement or to raise other defenses or to request any compensation, claim, nor will they affect any of the other obligations of the Issuer under the Notes and this Agreement.

     17. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                              EXIDE HOLDING EUROPE S.A.


                              By /s/ Jean Louis Claudel
                                 ----------------------------------------------
                                 Name:  Jean Louis Claudel
                                 Title:  Chief Financial Officer


                              EXIDE CORPORATION


                              By /s/ Catherine B. Hnatin
                                 ----------------------------------------------
                                 Name:  Catherine B. Hnatin
                                 Title:  Vice President & Treasurer


                              THE BANK OF NEW YORK,
                                as U.S. Paying Agent, Transfer Agent and
                                Registrar


                              By /s/ Ming J. Shiang
                                 ----------------------------------------------
                                 Name:  Ming J. Shiang
                                 Title:  Vice President


                              DEUTSCHE BANK AKTIENGESELLSCHAFT,
                                as DM Paying Agent, Transfer Agent and Co-
                                Registrar


                              By /s/ Peter Zabel
                                 ----------------------------------------------
                                 Name:  Peter Zabel
                                 Title:  Vice President

                                                                     EXHIBIT A-1


                    [Form of Face of Global Registered Note]


     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF
1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR
(7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,
(2) AGREES THAT IT WILL NOT, WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO EXIDE HOLDING EUROPE S.A. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE U.S. PAYING AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE U.S. PAYING AGENT) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN DM1,000,000, AN OPINION OF COUNSEL ACCEPTABLE TO EXIDE HOLDING EUROPE S.A. THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS
NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, THE HOLDER MUST CHECK THE APPROPRIATE BOX ON THE CERTIFICATE SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT SUCH CERTIFICATE TO A PAYING AGENT. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE U.S.

                                     A-1-1

PAYING AGENT AND EXIDE HOLDING EUROPE S.A. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE PAYING AGENCY AGREEMENT CONTAINS A PROVISION REQUIRING THE PAYING AGENTS TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

     THIS IS A GLOBAL NOTE REFERRED TO IN SECTION 2 OF THE WITHIN-MENTIONED PAYING AGENCY AGREEMENT.

     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



                                     A-1-2

                           EXIDE HOLDING EUROPE S.A.

                              Up to DM 175,000,000
                            9-1/8% Senior Note Due 2004

                                                                 CUSIP 301961AA6
                                                                 CINS  F33884AA9

     EXIDE HOLDING EUROPE S.A., a limited liability company incorporated under the laws of the Republic of France (the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the aggregate unpaid principal amount shown on the schedule affixed thereto and made a part hereof (or on a continuation thereof which shall be affixed hereto and made a part hereof) as endorsed by the Registrar (as defined on the reverse hereof) pursuant to the Paying Agency Agreement (as defined on the reverse hereof), which amount is on the date hereof [PRINCIPAL AMOUNT IN WORDS] DEUTSCHE MARKS, on April 15, 2004 (the "Stated Maturity"), in such coin or currency of the Federal Republic of Germany as at the time of payment shall be legal tender for the payment of public and private debts. In addition, the Issuer promises to pay interest annually in arrears on April 15 of each year (each, an "Interest Payment Date"), commencing April 15, 1998 on such principal sum, in like coin or currency, at the rate per annum specified in the title of this Note (calculated on the basis of a 360-day year of twelve 30-day months), from and including April 23, 1997 or from and including the most recent Interest Payment Date to which interest on this Note (or any predecessor Note) has been paid or duly provided for, until payment of such principal sum has been made or duly provided for. The interest payable hereon on any Interest Payment Date will be interest accrued from and including such dates as stated in the immediately preceding sentence, to but excluding such Interest Payment Date; provided, however, that the interest payable hereon on the Stated Maturity will be interest accrued from and including such dates to but excluding such Stated Maturity. Subject to certain exceptions referred to on the reverse hereof, interest so payable on any Interest Payment Date will be paid to the person in whose name this Note is registered at the close of business on the March 31 immediately preceding such Interest Payment Date (each, a "Record Date").

     The statements set forth in the legend, if any, set forth above are an integral part of the terms of this Note and by acceptance hereof each holder of this Note agrees to be subject to and bound by the terms and provisions set forth in such legend, if any.

     Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Note may under certain circumstances become entitled to the benefit of a Guarantee by Exide Corporation, a Delaware corporation, to the extent but only to the extent set forth in Section 7(b) on the reverse hereof. The form of such Guarantee by Exide Corporation is attached


                                     A-1-3
as an exhibit to the Fiscal and Paying Agency Agreement dated as of April 23, 1997 among the Issuer, Exide Corporation, The Bank of New York, as U.S. Paying Agent, Transfer Agent and Registrar and Deutsche Bank Aktiengesellschaft, as DM Paying Agent, Transfer Agent and Co-Registrar. Any holder hereof may from time to time request either Paying Agent to confirm to it the amount, if any, of such Guarantee applicable at the time of such request and may request copies of the certificates and calculations with respect thereto, as set forth in Section 7(b)(4) and (5) on the reverse hereof.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed manually or by facsimile by its duly Authorized Officer.



                                               EXIDE HOLDING EUROPE S.A.


                                               By _______________________
                                                  Name:
                                                  Title:

                                               Date: ____________________


                    [FORM OF CERTIFICATE OF AUTHENTICATION]

     This is the Global Registered Note referred to in the within-mentioned Paying Agency Agreement.


                                               By or on behalf of

                                               THE BANK OF NEW YORK,
                                               as Registrar

                                               By ______________________
                                                  Authorized Signatory


                                               Date: ___________________

                                     A-1-4

                 [FORM OF TRANSFER NOTICE FOR REGISTERED NOTES]


FOR VALUE RECEIVED the undersigned registered holders hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.
----------------------------------      ------------------------------------

____________________________________________________________________________

____________________________________________________________________________
[Please print or typewrite name and address, including postal zip code of assignee]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing

__________________________________________________ as attorney to transfer such
Note on the books of the Issuer with full power of substitution in the premises.


In connection with any transfer of this Note occurring prior to the date which is two years after the later of [______], 1997 and the last date, if any, that this Note (or any predecessor Note) was owned by the Issuer or an affiliate of the Issuer, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                               [Check one below]

[ ] (a) this Note is being transferred to the Issuer or an affiliate thereof and such transferee shall make the appropriate notification to the U.S. Paying Agent pursuant to Section 13 of the Paying Agency Agreement.

                                       or

[ ] (b) this Note is being transferred inside the United States to a QIB in compliance with Rule 144A.

                                       or

[ ] (c) this Note is being transferred outside the United States in compliance with Rule 904 under the Securities Act.

                                       or


                                     A-1-5

[ ] (d) this Note is being transferred pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available).

                                      or

[ ] (e) this Note is being transferred pursuant to an effective registration statement under the Securities Act.

In addition, the undersigned will provide the Issuer and the Transfer Agents such certifications, legal opinions and other information, if any, as they may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the U.S. Paying Agent shall not be obligated to register this Note in the name of any person other than the holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 6(b) of the Paying Agency Agreement shall have been satisfied.

Date: _______________________
                                _________________________________________

                                NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.



TO BE COMPLETED BY PURCHASER IF (b) ABOVE IS CHECKED:

     The undersigned represents and warrants that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Date: ____________________      _________________________________________
                                NOTICE: To be executed by an executive officer

                                     A-1-6

                      SCHEDULE TO GLOBAL REGISTERED NOTE

                       Initial Principal Amount : DM
                       --------------------------------

                                          Amount of Principal
                 Amount of Principal      Increased (Decreased)  Aggregate
                 Repurchased,             Upon Transfer Between  Principal
Date             Redeemed or Repaid       Global Notes           Amount
----             -------------------      ---------------------  ---------


                                     A-1-7

                                                                     EXHIBIT A-2



                     [Form of Face of Global Bearer Note]

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, AND (2) AGREES THAT IT WILL NOT, WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO EXIDE HOLDING EUROPE S.A. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE U.S. PAYING AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE U.S. PAYING AGENT) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN DM1,000,000, AN OPINION OF COUNSEL ACCEPTABLE TO EXIDE HOLDING THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE U.S. PAYING AGENT AND EXIDE HOLDING SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE

                                     A-2-1

MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE PAYING AGENCY AGREEMENT CONTAINS A PROVISION REQUIRING THE PAYING AGENTS TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

     THIS GLOBAL BEARER NOTE MAY NOT BE EXCHANGED FOR DEFINITIVE BEARER NOTES PRIOR TO JUNE 3, 1997, AND DEFINITIVE NOTES WILL NOT BE MADE AVAILABLE IN EXCHANGE FOR INTERESTS IN THIS GLOBAL BEARER NOTE UNLESS THE PERSON REQUESTING SUCH EXCHANGE PROVIDES EVIDENCE SATISFACTORY TO THE DM TRANSFER AGENT THAT IT IS NOT A "U.S. PERSON" (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) OR HOLDING ITS INTEREST FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON.

     THIS IS A GLOBAL NOTE REFERRED TO IN SECTION 2 OF THE WITHIN MENTIONED PAYING AGENCY AGREEMENT.

                                     A-2-2

                           EXIDE HOLDING EUROPE S.A.

                             Up to DM 175,000,000
                            9% Senior Note Due 2004


                                                     WKN                  191285
                                                     COMMON CODE         7567731
                                                     ISIN           DE0001912855
                                                     CINS              F33884AA9


     EXIDE HOLDING EUROPE S.A., a limited liability company formed under the laws of the Republic of France (the "Issuer"), for value received, hereby promises to pay to the bearer hereof, the aggregate unpaid principal amount shown on the schedule affixed hereto and made a part hereof (or on a continuation thereof which shall be affixed hereto and made a part thereof) as endorsed by the Co-Registrar (as defined on the reverse hereof) pursuant to the Paying Agency Agreement (as defined on the reverse hereof), which amount is on the date hereof [PRINCIPAL AMOUNT IN WORDS] DEUTSCHE MARKS, on April 15, 2004 (the "Stated Maturity"), in such coin or currency of the Federal Republic of Germany as at the time of payment shall be legal tender for the payment of public and private debts. In addition, the Issuer promises to pay interest annually in arrears on April 15 of each year (each, an "Interest Payment Date"), commencing April 15, 1998 on such principal sum, in like coin or currency, at the rate per annum specified in the title of this Note (calculated on the basis of a 360-day year of twelve 30-day months), from and including April 23, 1997 or from and including the most recent Interest Payment Date to which interest on this Note (or any predecessor Note) has been paid or duly provided for, until payment of such principal sum has been made or duly provided for. The interest payable hereon on any Interest Payment Date will be interest accrued from and including such dates as stated in the immediately preceding sentence, to but excluding such Interest Payment Date; provided, however, that the interest payable hereon on the Stated Maturity will be interest accrued from and including such dates to but excluding such Stated Maturity. Subject to certain exceptions referred to on the reverse hereof, interest so payable on any Interest Payment Date will be paid to the bearer hereof upon presentment at the office of the DM Paying Agent on or after the Interest Payment Date for such interest. This Global Note is without interest coupons.

     It is intended that this Global Note shall be delivered to and held by Deutscher Kassenverein Aktiengesellschaft ("DKV"). DKV as the bearer hereof may be treated as the absolute owner of this Global Note for all purposes whatsoever.

     The statements set forth in the legend, if any, set forth above are an integral part of the terms of this Note and by acceptance hereof each holder of this Note agrees to be subject to and bound by the terms and provisions set forth in such legend, if any.

                                     A-2-3

     Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Note may under certain circumstances become entitled to the benefit of a Guarantee by Exide Corporation, a Delaware corporation, to the extent but only to the extent set forth in Section 7(b) on the reverse hereof. The form of such Guarantee by Exide Corporation is attached as an exhibit to the Fiscal and Paying Agency Agreement dated as of April 23, 1997 among the Issuer, Exide Corporation, The Bank of New York, as U.S. Paying Agent, Transfer Agent and Registrar and Deutsche Bank Aktiengesellschaft, as DM Paying Agent, Transfer Agent and Co-Registrar. Any holder hereof may from time to time request either Paying Agent to confirm to it the amount, if any, of such Guarantee applicable at the time of such request and may request copies of the certificates and calculations with respect thereto, as set forth in Section 7(b)(4) and (5) on the reverse hereof.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed manually or by facsimile by its duly Authorized Officer.


                              EXIDE HOLDING EUROPE S.A.



                              By
                                -----------------------------
                                Name:

                                Title:


                              Date:
                                   --------------------------

                                     A-2-4

                    [FORM OF CERTIFICATE OF AUTHENTICATION]


          This is the Global Bearer Note referred to in the within-mentioned Paying Agency Agreement.


                              By or on behalf of

                              DEUTSCHE BANK
                               AKTIENGESELLSCHAFT,
                                as Co-Registrar


                              By __________________________
                                 Authorized Signatory


                              Date:  ________________________

                                     A-2-5

                        SCHEDULE TO GLOBAL BEARER NOTE

                         Initial Principal Amount : DM
                         -----------------------------



                                          Amount of Principal
                                          Increased (Decreased)
                 Amount of Principal      Upon Transfer Between     Aggregate
                 Repurchased,             Global Notes or to or     Principal
Date             Redeemed or Repaid       from Definitive Notes     Amount
----             -------------------      ---------------------     ---------



                                     A-2-6

                       [FORM OF CERTIFICATE OF TRANSFER]


                                                        [Date]

The Bank of New York
Deutsche Bank AG

c/o  Deutsche Bank AG,
   as DM Transfer Agent
Taunusanlage 12
60262 Frankfurt am Main


     Re:  Exide Holding Europe S.A. 9 1/8% Senior Notes due 2004
     -----------------------------------------------------------


Ladies and Gentlemen:

     In connection with our proposed purchase of certain 9 1/8% Senior Notes due 2004 of Exide Holding Europe S.A. to be delivered to us in definitive bearer form (the "Notes"), we hereby confirm that we are acquiring the Notes in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended, and accordingly, that we are a foreign purchaser outside the United States and at the time the buy order was originated for the Notes we were outside the United States. We understand that any transfer of the Notes is subject to certain restrictions and conditions as set forth in the Notes and the Fiscal and Paying Agency Agreement, dated as of April 23, 1997, among Exide Holding Europe S.A., Exide Corporation, The Bank of New York and Deutsche Bank AG, pursuant to which the Notes were issued, and we agree to be bound by and not to resell, pledge or otherwise transfer the Notes except in compliance with such restrictions and conditions.

                                     Very truly yours,

                                     [NAME OF PURCHASER]

                                     By
                                       ---------------------------
                                       Name:
                                       Title:

Aggregate Principal Amount of Notes
  To Be Purchased:

DM _________________________

                                     A-2-7

                                                                     EXHIBIT A-3


                       [Form of Face of Definitive Note]


                       EXIDE HOLDING EUROPE S.A.

                            DM ______________
                          9 1/8% Senior Note Due 2004

No. ___
                                                     COMMON CODE         7567731
                                                     WKN                  191285
                                                     ISIN           DE0001912855
                                                     CINS              F33884AA9


     EXIDE HOLDING EUROPE S.A., a limited liability company formed under the laws of the Republic of France (the "Issuer"), for value received, hereby promises to pay to the bearer hereof upon surrender hereof, the principal sum of [PRINCIPAL AMOUNT IN WORDS] DEUTSCHE MARKS on April 15, 2004 (the "Stated Maturity"), in such coin or currency of the Federal Republic of Germany as at the time of payment shall be legal tender for the payment of public and private debts. In addition, the Issuer promises to pay interest, annually in arrears on April 15 of each year (each, an "Interest Payment Date"), commencing April 15, 1998 on such principal sum, in like coin or currency, at the rate per annum specified in the title of this Note (calculated on the basis of a 360-day year of twelve 30-day months), from and including April 23, 1997 or from and including the most recent Interest Payment Date to which interest on this Note (or any predecessor Note) has been paid or duly provided for, until payment of such principal sum has been made or duly provided for. The interest payable hereon on any Interest Payment Date will be interest accrued from and including such dates as stated in the immediately preceding sentence, to but excluding such Interest Payment Date, provided, however, that the interest payable hereon on the Stated Maturity will be interest accrued from and including such dates to but excluding such Stated Maturity. Subject to certain exceptions referred to on the reverse hereof, interest so payable on any Interest Payment Date will be paid to the holder of this Note upon surrender of the Coupon for such interest installment at the specified office of either of the Paying Agents on or after the Interest Payment Date for such interest installment.

     The statements set forth in the legend, if any, set forth above are an integral part of the terms of this Note and by acceptance hereof each holder of this Note agrees to be subject to and bound by the terms and provisions set forth in such legend, if any.

                                     A-3-1

     Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Note may under certain circumstances become entitled to the benefit of a Guarantee by Exide Corporation, a Delaware corporation, to the extent but only to the extent set forth in Section 7(b) on the reverse hereof. The form of such Guarantee by Exide Corporation is attached as an exhibit to the Fiscal and Paying Agency Agreement dated as of April 23, 1997 among the Issuer, Exide Corporation, The Bank of New York, as U.S. Paying Agent, Transfer Agent and Registrar and Deutsche Bank Aktiengesellschaft, as DM Paying Agent, Transfer Agent and Co-Registrar. Any holder hereof may from time to time request either Paying Agent to confirm to it the amount, if any, of such Guarantee applicable at the time of such request and may request copies of the certificates and calculations with respect thereto, as set forth in Section 7(b)(4) and (5) on the reverse hereof.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed manually or by facsimile by its duly Authorized Officer.


                                       EXIDE HOLDING EUROPE S.A.



                                       By
                                          -----------------------------------
                                          Name:
                                          Title:


                                          Date:
                                               ------------------------------


[The Definitive Notes shall be printed with a "souche" (counterfoil), as required by French law.]

                                     A-3-2

                    [FORM OF CERTIFICATE OF AUTHENTICATION]



     This is one of the Definitive Notes referred to in the within-mentioned Paying Agency Agreement.


                                       By or on behalf of

                                       DEUTSCHE BANK AKTIENGESELLSCHAFT,
                                         as Co-Registrar


                                       By
                                          -----------------------------------
                                          Authorized Signatory


                                       Date:
                                             --------------------------------

                                     A-3-3

                               [FORM OF COUPON]

                          9 1/8% SENIOR NOTE DUE 2004
                                  NO. _______

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE.


                           EXIDE HOLDING EUROPE S.A.

                          9 1/8% SENIOR NOTE DUE 2004


                                       DM [Insert Interest Amount due]
                                       Due
                                           ----------------------------------

     Unless the Note to which this coupon appertains shall have been previously redeemed or repaid, EXIDE HOLDING EUROPE S.A. (the "Issuer") will, on the date set forth herein, pay to bearer, upon surrender hereof at such agencies in such places as the Issuer may determine from time to time (the "Paying Agents"), interest on the principal amount of such Note as specified above (together with any additional amounts in respect thereof which the Issuer may be required to pay according to the terms of such Note), in such coin or currency of the Federal Republic of Germany as at the time of payment shall be legal tender for the payment of public and private debts, except as specified in such Note. Payment on this Coupon shall be made, at the option of the bearer hereof and subject to any applicable laws and regulations or procedures of any Paying Agent, by a check mailed to an address outside the United States furnished by such bearer or by wire transfer to an account maintained by the payee with a bank located outside the United States, except as otherwise provided in such Note.

     This coupon is subject to the terms of the Note to which it has been attached and the Paying Agency Agreement referred to therein.

                                       EXIDE HOLDING EUROPE S.A.


                                       By:
                                           ----------------------------------
                                           Name:
                                           Title:

                      DM PAYING AGENT AND TRANSFER AGENT
                       Deutsche Bank Aktiengesellschaft
                                Taunusanlage 12
                           D-60262 Frankfurt am Main

                                                                     EXHIBIT B-1

                           [FORM OF REVERSE OF NOTE]


                       TERMS AND CONDITIONS OF THE NOTES



     1. General. (a) This Note is one of a duly authorized issue of debt securities of the Issuer, designated as its 9 1/8% Senior Notes due 2004 (the "Notes"), and issued or to be issued pursuant to a fiscal and paying agency agreement, dated as of April 23, 1997 (the "Paying Agency Agreement"), between the Issuer, Exide Parent, and The Bank of New York, as U.S. fiscal and paying agent (the "U.S. Paying Agent") and Deutsche Bank Aktiengesellschaft ("Deutsche Bank"), as DM fiscal and paying agent (the "DM Paying Agent" and, together with the U.S. Paying Agent, the "Paying Agents"). The Bank of New York is also acting as U.S. transfer agent (in such capacity, the "U.S. Transfer Agent") and as registrar (in such capacity, the "Registrar") under the Paying Agency Agreement. Deutsche Bank is also acting as DM transfer agent (in such capacity, the "DM Transfer Agent" and, together with the U.S. Transfer Agent, the "Transfer Agents") and as co-registrar (in such capacity, the "Co-Registrar" and, together with the Registrar, the "Registrars") under the Paying Agency Agreement. A copy of the Paying Agency Agreement is on file and may be inspected at the corporate trust office of the Paying Agents and the Registrars.

     (b) The issue of the Notes was authorized pursuant to a resolution of the Board of Directors of the Issuer dated April 9, 1997.

     (c) The Notes are unsecured senior obligations of the Issuer and rank pari passu in right of payment with each other and all other unsecured and unsubordinated obligations of the Issuer and senior in right of payment to all subordinated obligations of the Issuer. The Issuer may, subject to Section 7 hereof, issue additional Notes under the Paying Agency Agreement.

     (d) The Notes may be exchanged, and transfers thereof shall be registered, as provided herein and in the Paying Agency Agreement. With respect to the registered Notes, the person in whose name a Note shall be registered may (to the fullest extent permitted by applicable laws) be treated at all times, by all persons and for all purposes as the absolute owner of such Note regardless of any notice of ownership, theft or loss or of any writing thereon. With respect to the bearer Notes, the bearer thereof shall be treated at all times, by all persons and for all purposes as the absolute owner of such Note regardless of any notice of ownership, theft or loss or of any writing thereon.

     2. Payments and Paying Agencies. (a) In order to provide for the payment of principal of and interest on the Notes as the same shall become due and payable, the Issuer or

Exide Parent (in the event Exide Parent is obligated to make payments in respect of the Notes) shall pay to the Paying Agents on or before each Interest Payment Date or the Stated Maturity or any date fixed for redemption of the Notes in such coin or currency of the Federal Republic of Germany as at the time shall be legal tender for the payment of public and private debts, an amount in immediately available funds which (together with any funds then held by any Paying Agent or Registrar and available for this purpose) shall be sufficient to pay the interest or principal or both, as the case may be, becoming due on such date; provided, however, that if such date is not a Business Day, the Issuer shall make such payment on the next succeeding Business Day. All sums payable to the Paying Agents hereunder shall be paid to such account and with such bank as the U.S. Paying Agent and DM Paying Agent may from time to time notify to the Issuer or Exide Parent reasonably in advance of the time such sum is due and payable.

     (b) (1) Payment of interest and principal with respect to interests in Global Notes will be credited to the account of the holders of such interests with Deutscher Kassenverein AG ("DKV"), The Depository Trust Company ("DTC"), Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") or Cedel Bank, societe anonyme ("Cedel Bank"), as the case may be.

     (A) Any person holding beneficial interests in the Global Registered Note (a "Registered Note Holder") shall receive payments of principal and interest in respect of the Notes in U.S. dollars, unless such Registered Note Holder elects to receive payments in Deutsche marks in accordance with the procedures set forth below. To the extent that the Registered Note Holders shall not have made such election in respect of any payment of principal or interest, the aggregate amount designated for all such Registered Note Holders in respect of such payment (the "DM Conversion Amount") shall be credited to the U.S. Paying Agent's account and converted by the U.S. Paying Agent into U.S. dollars and paid by wire transfer of same-day funds to the registered holder of the Global Registered Note for payment through DTC's settlement system to the relevant DTC Participants. All costs of any such conversion and wire transfer shall be deducted from such payments. Any such conversion shall be based on The Bank of New York bid quotation, at or prior to 11.00 a.m. New York time, on the second New York Business Day (as defined below) preceding the relevant payment date, for the purchase by the U.S. Paying Agent of the DM Conversion Amount of U.S. dollars for settlement on such payment date. If such bid quotation is not available for any reason, the U.S. Paying Agent shall endeavor to obtain a bid quotation from the leading foreign exchange bank in New York City selected by the U.S. Paying Agent for such purpose. If no bid quotation from a leading foreign exchange bank is available, payment of the DM Conversion Amount will be made in Deutsche marks to the account or accounts specified by DTC to the U.S. Paying Agent.

     (B) In addition to acting in its capacity as U.S. Paying Agent, The Bank of New York may act as a foreign exchange dealer for purposes of converting Deutsche marks to U.S. dollars as described in Section 2(b)(1)(A) hereof and, when acting as a foreign exchange dealer, will derive profits from such activities in addition to the fees earned by it for its services as Paying Agent, Registrar and U.S. Paying Agent. Each such conversion will be made on such terms, conditions, and charges not inconsistent with the terms of the Notes as The Bank of New York may from time to time establish in accordance with its regular foreign exchange practices, and subject to applicable U.S. law and regulations.

     (C) A Registered Note Holder may elect to receive payment of principal and interest with respect to the Notes in Deutsche marks by causing DTC through the relevant DTC participant to notify the U.S. Paying Agent by the time specified below of (i) such Registered Note Holder's election to receive all or a portion of such payment in Deutsche marks and (ii) wire transfer instructions to a Deutsche mark account in Germany. Such election in respect of any payment must be made by the Registered Note Holder at the time and in the manner required by the DTC procedures applicable from time to time and shall, in accordance with such procedures, be irrevocable and shall relate only to such payment. DTC notifications of such election, wire transfer instructions and the amount payable in Deutsche marks must be received by the U.S. Paying Agent prior to 5:00 p.m. New York time on the fifth New York Business Day following the relevant record date in the case of interest, and prior to 5:00 p.m. New York time on the tenth day prior to the payment date for the payment of principal. Any payments in Deutsche marks shall be made by wire transfer of same-day funds to Deutsche mark accounts designated by DTC.

     (D) Payments by DTC Participants and Indirect DTC Participants (as defined below) to owners of beneficial interest in the Global Registered Notes will be governed by standing instructions and customary practices, as is now the case with securities held by the accounts of customers registered in "street name" and will be the responsibility of the DTC Participants or Indirect DTC Participants. Neither Paying Agent will have any responsibility or liability for any aspect of the records of DTC relating to or payments made by DTC on account of beneficial interests in the Global Registered Note or for maintaining, supervising or reviewing any records of DTC relating to such beneficial interests.

     (E) Any person holding co-ownership interests in the Global Bearer Note shall receive payments of principal and interest in respect of the Notes in Deutsche marks through DKV in accordance with the ordinary procedures therefor of DKV and its participants, including Euroclear and Cedel Bank.

     (2) (A) Payment of principal of and interest and Additional Amounts, if any, on the Definitive Notes (including interest on amounts in default) will be made against surrender of the Definitive Notes or Coupons, as the case may be, on or after the relevant payment date at the specified office of either of the Paying Agents, at the Holder's option, by transfer to a Deutsche mark account maintained by the Holder with, or by a Deutsche mark cheque drawn on, a bank in Germany. No payment of principal of or interest or

  Additional Amounts on the Definitive Notes will be made to an address in the United States or by transfer to a bank account in the United States.

     (B) If the due date for payment of any amount of principal or interest in respect of any Definitive Note or Coupon is not a business day, then the Holder thereof shall not be entitled to payment until the next following business day, unless such next following business day falls in the next succeeding calendar month, in which case the related payment will be made on the immediately preceding business day as if made on the date such payment was due. No further interest shall be paid in respect of the delay in such payment. In this paragraph "business day" means a day on which banking institutions in the City of New York, in Frankfurt am Main and London are not authorized or obligated by law or executive order to be closed and on which foreign exchange markets in each of such cities are open for business. If the due date for payment is a business day but is a day on which any Paying Agent is closed, holders of Definitive Notes or Coupons will not be entitled to payment at the location of such Paying Agent until the next succeeding day on which banking institutions in the place of payment are not authorized or obligated by law or executive order to be closed and foreign exchange markets in the place of payment are open for business and no further interest shall be paid in respect of the delay in such payment.

     (C) If the principal of any Note becomes due and payable prior to its stated maturity, the amount due in respect of any missing unmatured Coupons (or, in the case of payment not being made in full, the proportion of the amount of such missing unmatured Coupons which the sum of principal so paid bears to the total principal amount due) will be deducted from the principal amount due for payment. Any amount of principal so deducted will be paid in the manner provided herein against presentation and surrender of the relevant missing Coupons within a period of six years from the date for the payment of such principal.

     (c) Payment of interest on the registered Notes will be made to the person in whose name such Note is registered at the close of business on the Record Date next preceding the relevant Interest Payment Date notwithstanding the cancellation of such Note upon any transfer or exchange thereof subsequent to the Record Date and prior to such Interest Payment Date; provided that: (i) interest payable at the Stated Maturity will be payable to the person to whom principal shall be payable; and (ii) if and to the extent the Issuer shall default in the payment of interest due on such Interest Payment Date, such defaulted interest shall be paid to the persons in whose names the Notes are registered at the close of business on a subsequent record date established by notice given by mail by or on behalf of the Issuer to the Holders of Notes not less than 15 days preceding such subsequent record date, such record date to be not less than 10 days preceding the date of payment of such defaulted interest.

     (d) The Issuer has initially appointed the Paying Agents, the Transfer Agents and the Registrars for the Notes as stated above. The Issuer may appoint additional paying agents, transfer agents and registrars and revoke the appointment of any Paying Agent, Transfer Agent or Registrar, provided that while the Notes are outstanding the Issuer will maintain in New York City and in Frankfurt am Main, Germany an office or agency for the payment of principal of and interest on this Note as herein provided. Notice of any such termination or appointment and of any change in the office through which any paying agent, transfer agent or registrar will act will be promptly given once in the manner described in paragraph 12 herein.

     (e) The Issuer may deposit with the local court (Amtsgericht) in Frankfurt am Main principal and interest not claimed by Holders within 12 months after maturity with or without a waiver of the right to withdraw such deposit irrespective of whether such Holders are in default of acceptance. To the extent the right to withdraw is waived, all claims of such Holders against the Issuer shall cease.

     (f) Should the Issuer or Exide Parent, as the case may be, at any time default in the payment of any principal of this Note, the Issuer or Exide Parent, as the case may be, will pay interest on the amount in default at the rate of interest borne by the Notes.

     3. Additional Amounts. (a) All payments made by the Issuer under or with respect to the Notes, or by Exide Parent in respect of any Partial Parent Guarantee shall be made free and clear of and without withholding or deduction for or on account of any present or future Taxes imposed or levied by or on behalf of any Taxing Authority within France, or within any other jurisdiction in which the Issuer is organized or engaged in business for tax purposes, unless the Issuer or Exide Parent, as the case may be, is required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

     (b) If the Issuer or Exide Parent, as the case may be, is required to withhold or deduct any amount for or on account of Taxes imposed by a Taxing Authority within France, or within any other jurisdiction in which the Issuer is organized or engaged in business for tax purposes, from any payment made under or with respect to the Notes or any Partial Parent Guarantee, as the case may be, the Issuer or Exide Parent will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each holder of Notes (including Additional Amounts) after such withholding or deduction will not be less than the amount the holder and beneficial owner would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a holder of Notes (an "Excluded Holder") with respect to:

     (1) any Tax which would not have been imposed, payable or due: (i) but for the existence of any present or former connection between the holder (or the beneficial owner of, or person ultimately entitled to obtain an interest in, such Notes) and France or other jurisdiction in which the Issuer is organized or engaged in business for tax purposes other than the holding of, or the receipt of payments under, the Notes; (ii) if the payment could have been made by or through another paying agent without such withholding; or (iii) if the beneficial owner of, or person ultimately entitled to obtain an interest in such

  Notes had been the holder of the Notes and would not be entitled to the payment of Additional Amounts; or

     (2) any Tax which is payable otherwise than by withholding from payments of, or in respect of principal of, or any interest on, the Notes.


     (c) The Issuer shall (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Issuer or Exide Parent will make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Taxing Authority imposing such Taxes. The Issuer or Exide Parent, as the case may be, will furnish to the registered Holders, and unregistered holders upon request, within 60 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, either certified copies of tax receipts evidencing such payment by the Issuer or Exide Parent, as the case may be, or, if such receipts are not obtainable, other evidence of such payments by the Issuer or Exide Parent, as the case may be.

     (d) At least 30 days prior to each date on which any payment under or with respect to the Notes or any Partial Parent Guarantee is due and payable, if the Issuer or Exide Parent, as the case may be, will be obligated to pay Additional Amounts with respect to such payment, the Issuer will deliver to the Paying Agents an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Paying Agents to pay such Additional Amounts to the holders of Notes on the payment date.

     4. Redemption. (a) The Notes will be redeemable, at the Issuer's option, in whole or in part, at any time or from time to time, on or after October 15, 2000, and prior to maturity, upon not less than 30 nor more than 60 days' prior notice, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date, if redeemed during the periods set forth below:

     Period                                                  Redemption
     ------                                                  ----------
     October 15, 2000 through April 14, 2001..........          106.84%
     April 15, 2001 through April 14, 2002............          104.56%
     April 15, 2002 through April 14, 2003............          102.28%

and thereafter at 100% of the principal amount plus accrued and unpaid interest, if any, to the Redemption Date.

     (b) The Notes will be subject to redemption as a whole, but not in part, at the option of the Issuer, at any time at 100% of the aggregate principal amount at maturity thereof, together with accrued interest thereon to the Redemption Date, if the Issuer has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts as a result of a change in laws (including any regulations promulgated thereunder) or in the interpretation or administration thereof, if such change is announced and becomes effective on or after the Issue Date.

     (c) In the case of any partial redemption, selection of the Notes for redemption will be made by the Paying Agents on a pro rata basis, by lot or by such other method as the Paying Agents in their sole discretion shall deem to be fair and appropriate; provided that no Note of DM 1,000 in principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued to or in the name of the Holder thereof upon cancellation of the original Note. The interest on the Notes called for redemption will cease to accrue from and after the date fixed for redemption (unless the Issuer defaults in providing the funds for such redemption) and such Notes will then cease to be outstanding.

     (d) Notice of any redemption will be made at least 30 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed. Unless the Issuer defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on the Notes or portions thereof called for redemption.

     In the event that the obligations of the Issuer or Exide Parent under the Notes are assumed pursuant to Section 5(i) hereof by any corporation (a "Successor Person") organized under the laws of a jurisdiction other than the Republic of France or any political subdivision thereof (a "Successor Jurisdiction"), such Successor Person (or the Issuer in the event that the Successor Person is the Successor Person of Exide Parent) shall be entitled to redeem this Note subject to the terms of the preceding paragraph, substituting the name of the Successor Jurisdiction for the Republic of France each place that it appears therein.

     (e) Notice of redemption of this Note as provided above shall be given in accordance with Section 13 hereof, not less than 30 nor more than 60 days prior to the date fixed for redemption; provided that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Issuer or Exide Parent would be required to pay Additional Amounts if a payment in respect of this Note was then due, all as provided in the Paying Agency Agreement. Notice having been given, this Note shall become due and payable on the date fixed for redemption and will be paid at the redemption price, together with accrued interest to the date fixed for redemption, at the place or places of payment and in the manner specified herein.

     (f) If notice of redemption has been given as above provided, the Notes or portions of Notes specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Notes as the redemption price, together with interest accrued to said date) interest on the

Notes or portions of Notes so called for redemption shall cease to accrue, and the unmatured Coupons, if any, appertaining thereto shall be void, such Notes shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Note, and the Holders thereof shall have no right in respect of such Notes except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Notes at a place of payment specified in such notice, together with all Coupons, if any, appertaining thereto maturing after the date fixed for redemption, such Notes or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that payment of interest becoming due on or prior to the date fixed for redemption shall be payable in the case of Notes with Coupons attached thereto, to the Holders of the Coupons for such interest thereto, and in the case of registered Notes, to the Holders of such registered Notes registered as such on the relevant record date.

     If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest borne by such Note.

     If any Note with Coupons attached thereto is surrendered for redemption and is not accompanied by all appurtenant Coupons maturing after the date fixed for redemption, the surrender of such missing Coupon or Coupons may be waived by the Issuer and the Paying Agents, if there be furnished to each of them such security of indemnity as they may require to save each of them harmless.

     Upon presentation of any Note redeemed in part only, the Issuer shall execute and the Paying Agents shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Issuer, a new Note, of Authorized Denominations, in principal amount equal to the unredeemed portion of the Note so presented.

     5. Consolidation, Merger and Sale of Assets. The Issuer shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a Restricted Subsidiary that is a Wholly Owned Subsidiary of the Issuer with a positive net worth; provided that, in connection with any merger of the Issuer with a Restricted Subsidiary that is a Wholly Owned Subsidiary of the Issuer, no consideration (other than Common Stock in the surviving Person or the Issuer) shall be issued or distributed to the stockholders of the Issuer) or permit any Person to merge with or into the Issuer unless:

     (i) the Issuer shall be the continuing Person, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or that acquired or leased such property and assets of the Issuer shall be a corporation organized and validly existing under the laws of the United States or any jurisdiction thereof or of any country that is a member of the European Union and shall expressly assume, by a supplemental fiscal and paying agency agreement, executed and delivered to the Paying Agents, in form satisfactory to the Paying Agents, all of the obligations of the Issuer on all of the Notes and under this Agreement;

     (ii) immediately after giving effect to such transaction, no Event of Default and no event that, after notice or passage of time or both, will become an Event of Default, shall have occurred and be continuing;

     (iii) immediately after giving effect to such transaction on a pro forma basis, the Issuer (or any Person becoming the successor obligor of the Notes) could Incur FF 1.00 of Indebtedness under Section 7(a) hereof;

     (iv) immediately after giving effect to such transaction on a pro forma basis, the Issuer (or any Person that becomes the successor obligor of the Notes) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Issuer immediately prior to such transaction; and

     (v) the Issuer delivers to the Paying Agents an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses
  (iii) and (iv)) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental fiscal and paying agency agreement comply with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clauses (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the jurisdiction of incorporation of the Issuer; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

     6. Events of Default. (a) The following will be events of default under the Notes (each an "Event of Default"):

     (1) the Issuer defaults in the payment of the principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

     (2) the Issuer defaults in the payment of interest on any Note, when the same becomes due and payable, and such default continues for a period of 30 days;

     (3) the Issuer defaults in the performance of or breaches any other covenant or agreement of the Issuer under the Notes and such default or breach continues for a period of 30 consecutive days after written notice by any Paying Agent or the Holders of 25% or more in aggregate principal amount of the Notes;

     (4) there occurs with respect to any issue or issues of Indebtedness of the Issuer and/or one or more Significant Subsidiaries having an outstanding principal amount of FF50 million or more individually or FF100 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration;

     (5) any final judgment or order (not covered by insurance) for the payment of money in excess of FF50 million individually or FF100 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Issuer or any Significant Subsidiary and shall not be discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order in excess of FF50 million individually or that causes the aggregate amount for all such final judgments or orders outstanding against all such Persons to exceed FF100 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

     (6) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or any Significant Subsidiary or (iii) the winding up or liquidation of the affairs of the Issuer or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

     (7) the Issuer or any Significant Subsidiary (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or any Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors;

     (8)  the Issuer and/or one or more Significant Subsidiaries fails to make
  (i) at the final (but not any interim) fixed maturity of an issue of Indebtedness a principal payment of FF50 million or more or (ii) at the final (but not any interim) fixed maturity of more than one issue of such Indebtedness principal payments aggregating FF100 million or more and, in the case of clause (i), such defaulted payment shall not have been made, waived or extended within 30 days of the payment default and, in the case of clause (ii), all such defaulted payments shall not have been made, waived or extended within 30 days of the payment default that causes the amount described in clause (ii) to exceed FF100 million; or

     (9) the nonpayment of any three or more items of Indebtedness that would constitute at the time of such nonpayments, but for the individual amounts of such Indebtedness, an Event of Default under clause (4) or clause (8) above, or both, and which items of Indebtedness aggregate FF100 million or more.

     (b) If an Event of Default (other than an Event of Default specified in clause (6) or (7) above that occurs with respect to the Issuer) occurs and is continuing under the Notes, a Paying Agent thereunder or the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding, by written notice to the Issuer (and to the Paying Agents if such notice is given by the Holders (the "Acceleration Notice")), may, and the Paying Agents at the request of the applicable Holders shall, declare the entire unpaid principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (4) or (8) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (4) or (8) shall be remedied, cured by the Issuer or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (6) or (7) above occurs with respect to the Issuer, all unpaid principal of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Paying Agents or any Holder. The Holders of at least a majority in principal amount of the outstanding Notes, by written notice to the Issuer and to the Paying Agents, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

     (c) The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to such Holder. However, the Paying Agents may refuse to follow any direction that conflicts with law or the Notes, that may involve the Paying Agents in personal liability, or that the Paying Agents determine in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction. A Holder may not pursue any remedy with respect to the Paying Agency Agreement or the Notes unless: (i) the Holder gives to a Paying Agent written notice of a continuing Event of Default;
(ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to a Paying Agent to pursue the remedy; (iii) such Holder or Holders offer to the Paying Agents security or indemnity satisfactory to the Paying Agents against any costs, liability or expense; (iv) such Paying Agent does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give such Paying Agent a direction that is inconsistent with the request. However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on such Note or to bring suit for the enforcement of any such payment, on or after the respective due dates expressed in the Notes which right shall not be impaired or affected without the consent of the Holder.

     7.   Certain Covenants of the Issuer and Exide Parent.

     (a) Limitation on Indebtedness. (1) The Issuer shall not, and will not permit any Restricted Subsidiary to Incur any Indebtedness (including Acquired Indebtedness) other than the Notes and Indebtedness existing on the Issue Date and Permitted Indebtedness; provided that the Issuer or a Restricted Subsidiary may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio would be greater than 2.0:1.0. For purposes of this paragraph, the principal amount of all Indebtedness that is not denominated in French francs shall at all times be determined utilizing the relevant exchange rate applicable on the date of incurrence of such Indebtedness.

     (2) Notwithstanding any other provision of this Section 7(a), (i) the maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary may Incur pursuant to this Section 7(a) shall not be deemed to be exceeded due solely to the result of fluctuations in the exchange rates of currencies and
(ii) the Issuer shall not Incur any Indebtedness that is expressly subordinated to any other Indebtedness of the Issuer unless such Indebtedness, by its terms or the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is also expressly made subordinate to the Notes at least to the extent it is subordinated to such other Indebtedness.

     (3) For purposes of determining any particular amount of Indebtedness under this Section 7(a), (i) Indebtedness Incurred pursuant to the Facilities Agreement prior to or on the Issue Date shall be treated as Incurred pursuant to clause (i) of the definition of "Permitted Indebtedness," (ii) Guarantees of, or obligations with respect to letters of credit supporting, Indebtedness otherwise included in the determination of such particular amount shall not be included and (iii) any Liens granted pursuant to the equal and ratable provisions referred to in clause (i) of the second paragraph of Section 7(g) shall not be treated as Indebtedness. For purposes of determining compliance with this
Section 7(a), (A) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness provided for in Section 7(a)(1) or described in the definition of "Permitted Indebtedness," the Issuer shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in Section 7(a)(1) or in one of the clauses in the definition of "Permitted

Indebtedness" and (B) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in conformity with GAAP.

     (b) Partial Guarantee by Exide Parent. (1) The Issuer covenants and agrees that, each time the Issuer or any of its Restricted Subsidiaries makes any Exide Parent Payment subsequent to the Issue Date in excess of the amount by which the Basket Amount as of the date of such Exide Parent Payment exceeds the sum of all Basket Payments (including such Exide Parent Payment as of such date), the Issuer will cause Exide Parent to execute a Guarantee of the Notes substantially in the form of Exhibit C hereto, including Notes, if any, issued subsequent to the Issue Date (the "Partial Parent Guarantee"). The principal amount of the Notes subject to the Partial Parent Guarantee will be equal to the amount paid by the Issuer or any of its Restricted Subsidiaries which constitutes (i) a dividend or any other distribution on Capital Stock (other than Capital Stock owned by the Issuer or any of its Restricted Subsidiaries) of the Issuer or any of its Subsidiaries (other than dividends or distributions payable solely in Capital Stock (other than Redeemable Stock) of the Issuer),
(ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Issuer or any of its Subsidiaries, other than any such Capital Stock owned by the Issuer or any of its Restricted Subsidiaries, (iii) any payment of contingent or participating interest on the Intercompany Note, or any similar instrument, issued by the Issuer or any of its Subsidiaries, (iv) any Investment by the Issuer or any of its Restricted Subsidiaries in Exide Parent or any of its Subsidiaries (other than the Issuer or any of its Restricted Subsidiaries) or (v) any voluntary or optional principal payment or optional redemption, repurchase, defeasance or other acquisition or retirement for value of any Indebtedness held by Exide Parent or any of its Restricted Subsidiaries (other than the Issuer and its Restricted Subsidiaries) or any such Indebtedness previously sold or transferred by Exide Parent or any of its Subsidiaries to a third party directly or indirectly in connection with, or in contemplation of, the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value thereof (each of clauses (i), (ii), (iii), (iv) and (v) being an "Exide Parent Payment"), in excess of the Basket Amount (less all previously made Basket Payments) as of the date of such Exide Parent Payment.

     (2) The Guarantee shall provide that Exide Parent waives and shall not in any manner whatsoever claim or take the benefit or advantage of any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any of its Subsidiaries as a result of any payment by Exide Parent under the Partial Parent Guarantee.

     (3) The Partial Parent Guarantee will be applicable to each Note, but only as to the portion of the principal amount of such Note equal to (i) the aggregate amount of the Partial Parent Guarantee, multiplied by (ii) a fraction, the numerator of which will be the principal amount of such Note and the denominator of which will be the principal amount of all Notes then outstanding.

     (4) Upon receipt by Exide Parent or any Subsidiary thereof (other than the Issuer or its Subsidiaries) of any Equity Payment which requires Exide Parent to make a Partial Parent Guarantee or to increase any Partial Parent Guarantee, the Issuer shall provide to the Paying Agents and, upon request, any Holder, a certificate of its chief financial officer certifying the amounts and calculations of the Basket Amount and any such Partial Parent Guarantee or increase thereof.

     (5) The amount of any outstanding Partial Parent Guarantee shall be increased or decreased in accordance with the amount calculated in the annual certificate furnished pursuant to Section 7(k)(1). In addition, the Issuer may at any time reduce the amount of any outstanding Partial Parent Guarantee by providing such a certificate confirmed by the Issuer's independent auditors to the Paying Agents and, upon request, to any Holder, provided that the Partial Parent Guarantee may not be reduced below the amount by which all Basket Payments to date exceed the Basket Amount.

     (c) Limitation on Investments and Prepayments of Subordinated Indebtedness. (1) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, (a) make, directly or indirectly, any Investment in an Affiliate (other than Exide Parent, the Issuer or any of their Restricted Subsidiaries) or any Unrestricted Subsidiary, other than a Permitted Investment, or (b) make any voluntary or optional principal payment or optional redemption, repurchase, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness (other than Subordinated Indebtedness held by the Exide Parent, the Issuer or any of their Restricted Subsidiaries) (any such transaction being a "Subordinated Indebtedness Payment"), unless:

     (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Investment or such Subordinated Indebtedness Prepayment; and

     (ii) immediately after giving effect to such Investment or such Subordinated Indebtedness Prepayment, the aggregate amount of all Basket Payments (the amount, if other than cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Issue Date shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets received by the Issuer or a Restricted Subsidiary from an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the month immediately following the Issue Date and ending on the last day of the last fiscal quarter preceding the Transaction Date plus (2) the aggregate Net Cash Proceeds received by the Issuer after the Issue Date from capital contributions or the issuance and sale of its Capital Stock (other than Redeemable Stock) to a Person who is not a Subsidiary of the Issuer or from the issuance to a Person who is not a Subsidiary of the Issuer of any options, warrants or other rights to acquire Capital Stock of the Issuer (in each case, exclusive of any Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes), plus
  (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Issuer or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Issuer or any Restricted Subsidiary in such Person or Unrestricted Subsidiary plus (4) an amount equal to the dividend, loan or other distribution made from the Issuer to Exide Parent up to FF285 million in net proceeds of a Receivable Sales Transaction, provided, that the proceeds thereof are promptly applied to repay Indebtedness of Exide Parent or any Restricted Subsidiaries, plus (5) FF145 million (the aggregate amount of clauses (1), (2), (3), (4) and (5) hereinafter being the "Basket Amount"). For the purposes of the preceding clause (2), the value of the aggregate net proceeds received by the Issuer upon the issuance of Capital Stock either upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental amount received by the Issuer upon the conversion, exchange or exercise thereof.

     For purposes of determining the amount expended for Basket Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value.

     The foregoing provision shall not be violated by reason of: (i) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes, including premium, if any, and accrued and unpaid interest, with the proceeds of Indebtedness Incurred under clause (iii) or (viii) of the definition of "Permitted Indebtedness"; (ii) the acquisition of Indebtedness of the Issuer that is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of the Capital Stock of the Issuer (other than Redeemable Stock); (iii) the extension by the Issuer or any Restricted Subsidiary of trade credit to Unrestricted Subsidiaries, represented by accounts receivable, extended on usual and customary terms in the ordinary course of business; or (iv) Investments in Unrestricted Subsidiaries promptly made with the proceeds of a substantially concurrent (1) capital contribution to the Issuer or (2) issue or sale of Capital Stock (other than Redeemable Stock) of the Issuer; provided that, in each case, no Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

     (2) Each Investment or Subordinated Indebtedness Prepayment permitted pursuant to the preceding paragraph shall be included in calculating whether the conditions of clause (ii) of the first paragraph of this Section 7(c) have been met with respect to any subsequent Investments or Subordination Indebtedness Prepayments and for purposes of calculating the Basket Amount. In the event the proceeds of an issuance of Capital Stock of the Issuer are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is pari passu with the Notes, then the Net Cash Proceeds of such issuance shall be included in clause (ii) of Section 7(c)(1) only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

     The amount of any Investment "outstanding" at any time shall be deemed to be equal to the amount of such Investment on the date made, less the return of capital to the Issuer and its Restricted Subsidiaries with respect to such Investment (up to the amount of such Investment on the date made).

     (d) Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. So long as any of the Notes are outstanding, the Issuer will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Issuer or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Issuer or any other Restricted Subsidiary, (iii) make loans or advances to the Issuer or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Issuer or any other Restricted Subsidiary.

     The foregoing provisions shall not restrict (A) in the case of clause
(i), (ii), (iii) or (iv), any such encumbrance or restriction (1) existing on the Issue Date in the Facilities Agreement, the Notes or any other agreements in effect on the Issue Date, and any extensions, refinancings, renewals or replacements thereof, provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;
(2) applicable to a Restricted Subsidiary which encumbrance or restriction is contained in an agreement or instrument governing or relating to Indebtedness (an "Indebtedness Instrument") provided that, in the case of this clause (2), such encumbrance or restriction applies (x) only to amounts which at any point in time other than during such periods as are described in the following clause
(y) are in excess of amounts actually used to pay interest and, at stated maturity, principal (after giving effect to any realization by the Issuer under any applicable Currency Agreement) due and payable (or which are to become due and payable within 30 days) in respect of Indebtedness including the Notes of the Issuer or any Restricted Subsidiary and/or (y) during the pendency of any event that causes, permits or, after notice and/or lapse of time, would cause or permit the holder(s) of the Indebtedness governed by the Indebtedness Instrument to declare any such Indebtedness to be immediately due and payable; (3) existing under or by reason of applicable law; (4) existing with respect to any Person or the property or assets of such Person acquired by the Issuer or any Restricted Subsidiary and existing at the time of such acquisition, which encumbrance or restriction is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (5) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or (6) imposed upon a Restricted Subsidiary which is solely engaged in the acquisition and financing of receivables in a Receivables Sale Transaction or (B), in the case of only clause (iv) of the first paragraph of this covenant, any such encumbrance or restriction (I) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset; (II) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Issuer or any Restricted Subsidiary not otherwise prohibited by the Notes; or (III) arising or agreed to in the ordinary course of business not relating to any Indebtedness and that does not individually, or together with all such encumbrances or restrictions, detract from the value of property or assets of the Issuer or any Restricted Subsidiary in any manner material to the Issuer or Restricted Subsidiary.

     Nothing contained in this Section 7(d) shall prevent the Issuer or any Restricted Subsidiary from (a) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 7(g) or (b) restricting the sale or other disposition of property or assets of the Issuer or any of its Restricted Subsidiaries that secure Indebtedness of the Issuer or any of its Restricted Subsidiaries.

     (e) Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries. The Issuer will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Issuer or a Wholly Owned Restricted Subsidiary, (ii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary, (iii) in the case of issuances of Common Stock by a non-Wholly Owned Restricted Subsidiary if, after giving effect to such issuance, the Issuer maintains its percentage ownership of such non-Wholly Owned Restricted Subsidiary or (iv) if an amount equal to the Net Cash Proceeds received for such issuance or sale is applied within 30 days after the receipt thereof to repay unsubordinated Indebtedness of the Issuer or Indebtedness of any Restricted Subsidiary, in each case owing to a person other than the Issuer or any of its subsidiaries.

     (f) Limitation on Transactions with Shareholders and Affiliates. The Issuer will not, and will not permit any Subsidiary of the Issuer to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder other than those controlled by the Issuer) of 5% or more of any class of Capital Stock of the Issuer or any Subsidiary of the Issuer or with any Affiliate of the Issuer or any Subsidiary of the Issuer, except upon fair and reasonable terms no less favorable to the Issuer or such Subsidiary of the Issuer than could be obtained in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

     The foregoing limitation does not limit, and shall not apply to (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Issuer or a Subsidiary delivers to the Paying Agents a written opinion of an internationally recognized investment banking firm stating that the transaction is fair to the Issuer or such Subsidiary of the Issuer from a financial point of view; (ii) any transaction between the Issuer and any Wholly Owned Restricted Subsidiary or between Wholly Owned Restricted Subsidiaries; (iii) the payment of reasonable and customary regular fees to directors of the Issuer who are not employees of the Issuer;
(iv) any payments or other transactions pursuant to any tax-sharing agreement between the Issuer and any other Person with which the Issuer is required or permitted to file a consolidated tax return or with which the Issuer is or could be part of a consolidated group for tax purposes; or (v) any Investments not prohibited by Section 7(c) or any dividend, distribution or loan included in the calculation of the Basket Amount. For purposes hereof, a "disinterested" member of the Board of Directors shall mean a member who is not employed by, or a shareholder of, the Person with whom the Issuer or its Subsidiary is engaged in such transaction.

     (g) Limitation on Liens. The Issuer may not, and may not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any Principal Property, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Notes and all other amounts due under the Notes to be directly secured equally and ratably with (or prior to) the obligation or liability secured by such Lien unless, after giving effect thereto, the aggregate amount of any Indebtedness so secured, plus the Attributable Indebtedness for all sale-leaseback transactions restricted as described in Section 7(g), does not exceed 20% of Consolidated Net Tangible Assets.

     The foregoing limitation does not apply to (i) Liens securing obligations under the Facilities Agreement, the Notes or up to FF115 million of other Indebtedness at any one time outstanding; (ii) other Liens existing on the Issue Date; (iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Issuer or a Restricted Subsidiary that is a Wholly Owned Subsidiary of the Issuer to secure Indebtedness owing to the Issuer or such other Restricted Subsidiary by such Restricted Subsidiary;
(iv) Liens securing Indebtedness (other than subordinated Indebtedness) Incurred under clause (v) of the definition of "Permitted Indebtedness"; (v) Liens granted in connection with the extension, renewal or refinancing, in whole or in part, of any Indebtedness described in clauses (i) through (iv) above; provided that (1) such new Indebtedness is permitted to be Incurred under Section 7(a) and (2) the amount of Indebtedness secured by such Lien is not increased thereby (except to the extent that Indebtedness under clause (i) above is increased to the extent permitted by clause (i) of the definition of "Permitted Indebtedness"); and provided further that the extension, renewal or refinancing of Indebtedness of the Issuer may not be secured by Liens on assets of any Restricted Subsidiary other than to the extent the Indebtedness being extended, renewed or refinanced was at any time previously secured by Liens on assets of such Restricted Subsidiary;
(vi) Liens with respect to Acquired Indebtedness and refinancings thereof permitted under clause (vii) of the definition of "Permitted Indebtedness"; provided that such Liens do not extend to or cover any property or assets of the Issuer or any Restricted Subsidiary of the Issuer other than the property or assets of the Subsidiary acquired; (vii) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness and which is permitted to be Incurred under clause (i) or (iii) of the definition of "Permitted Indebtedness"; provided that such Liens do not extend to or cover any property or assets of the Issuer or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced; (viii) Liens securing obligations under any revolving credit or other working capital facility Incurred under clause (ix) of the definition of "Permitted Indebtedness"; (ix) Permitted Liens; (x) Liens on
(A) the stock of Restricted Subsidiaries, provided that each such Restricted Subsidiary is either (x) acquired after January 3, 1995 or (y) formed for the purpose of holding stock referred to in clause (x) and holds no assets other than such stock, its minimum statutory capital, intercompany notes, assets having a value not in excess of FF100,000 and dividends, distributions or advances received; provided that such dividends, distributions or advances are promptly paid to such Restricted Subsidiary's parent; and (B) intercompany notes; provided that with respect to each of clause (A) and clause (B) above, such intercompany notes and stock of Restricted Subsidiaries are only used to secure Indebtedness, all or a substantial portion of which constituted a substantial portion of the financing of an acquisition of, or relating to the acquisition of, a Restricted Subsidiary (or a direct or indirect parent of such Restricted Subsidiary), and refinancings of such Indebtedness; and provided further that with respect to each of clause (A) and clause (B) above, (1) any such refinancing Indebtedness shall have (A) an Average Life no less than the Indebtedness being refinanced, (B) a Stated Maturity no earlier than the Indebtedness being refinanced and (C) a principal amount not in excess of the Indebtedness being refinanced (plus premiums, accrued interest, fees and expenses) and (2) in no event shall Indebtedness of the Issuer be refinanced by Indebtedness of a Restricted Subsidiary pursuant to this clause, and this clause
(x) shall not be construed to permit Liens on property other than such stock or such intercompany notes; or (xi) Liens on assets of each Restricted Subsidiary acquired on or subsequent to the Issue Date that are incurred for the purpose of securing Indebtedness, all or a portion of which constituted a substantial portion of the financing of the acquisition of, or relating to the acquisition of, such Restricted Subsidiary (or a direct or indirect parent of such Restricted Subsidiary) and refinancings of such Indebtedness; provided that, in the case of each such Restricted Subsidiary, the Indebtedness secured by the Principal Property of such Restricted Subsidiary that is subject to any Lien incurred pursuant to this clause (xi) shall not exceed 80% of the fair market value (as determined by the Board of Directors of the Issuer in good faith as of the date of incurrence of such Lien) of the Principal Property of such Restricted Subsidiary; provided that fluctuations in such fair market values shall be deemed not to result in a violation of this Section 7(g).

     (h) Limitation on Sale-Leaseback Transactions. The Issuer will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any Principal Property, unless the aggregate amount of all Attributable Indebtedness with respect to such transactions, plus all Indebtedness secured by Liens on Principal Properties (excluding secured Indebtedness that is excluded as described in the "Limitation on Liens" covenant) does not exceed 20% of Consolidated Net Tangible Assets.

     The foregoing restriction does not apply to, and any computation of Attributable Indebtedness under such limitation shall exclude, any sale-leaseback transaction if (i) the lease is for a period, including renewal rights, of not in excess of three years; (ii) the sale or transfer of the Principal Property is entered into prior to, at the time of, or within 12 months after the later of the acquisition of the Principal Property or the completion of construction thereof; (iii) the lease secures or relates to industrial revenue or pollution control bonds; (iv) the transaction is between the Issuer and any Restricted Subsidiary or between Restricted Subsidiaries; or (v) the Issuer or such Restricted Subsidiary, within 12 months after the sale of any Principal Property is completed, applies an amount not less than the net proceeds received from such sale to the retirement of Senior Indebtedness, to Indebtedness of a Restricted Subsidiary or to the purchase of other property that will constitute Principal Property or improvements thereto.

     (i) Limitation on Asset Sales. (1) In the event and to the extent that the Net Cash Proceeds received by the Issuer or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Issue Date in any period of 12 consecutive months (other than Asset Sales by the Issuer or any Restricted Subsidiary to the Issuer or another Restricted Subsidiary) exceed 20% of Consolidated Net Tangible Assets in any one fiscal year (determined as of the date closest to the commencement of such 12-month period for which a balance sheet of the Issuer and its Subsidiaries has been prepared), then the Issuer shall, or shall cause such Restricted Subsidiary to, (i) within 12 months after the date Net Cash Proceeds so received exceed 20% of Consolidated Net Tangible Assets in any one fiscal year (determined as of the date closest to the commencement of such 12-month period for which a balance sheet of the Issuer and its Subsidiaries has been prepared) (A) apply an amount equal to such excess Net Cash Proceeds to repay unsubordinated Indebtedness of the Issuer or Indebtedness of any Restricted Subsidiary, in each case owing to a Person other than the Issuer or any of its Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Issuer and its Subsidiaries existing on the date thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) and (ii) apply such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraphs of this Section 7(i). The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (A) or (B) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

     (2) If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer (as defined below) totals at least FF57 million, the Issuer must, not later than the fifteenth Business Day of such month, make an offer (an "Excess Proceeds Offer") to purchase from the Holders on a pro rata basis an aggregate principal amount of Notes equal to the Excess Proceeds on such date, at a purchase price equal to 101% of the principal amount of such Notes, plus accrued interest (if any) to the date of purchase (the "Excess Proceeds Payment").

     (3) The Issuer shall commence an Excess Proceeds Offer by mailing a notice to the Paying Agents and providing notice to each Holder stating: (i) that the Excess Proceeds Offer is being made pursuant to this Section 7(i) and that all Notes validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Excess Proceeds Payment Date"); (iii) that any Note not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Issuer defaults in the payment of the Excess Proceeds Payment, any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Excess Proceeds Payment Date; (v) that Holders electing to have a Note purchased pursuant to the Excess Proceeds Offer will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to a Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Excess Proceeds Payment Date; (vi) that Holders will be entitled to withdraw their election if such Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Excess Proceeds Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount at maturity of DM 1,000 or integral multiples thereof.

     (4) On the Excess Proceeds Payment Date, the Issuer shall (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to the Excess Proceeds Offer; (ii) deposit with a Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver or cause to be delivered to such Paying Agent all Notes or portions thereof so accepted, together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Issuer. Such Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and such Paying Agent shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount at maturity of DM 1,000 or integral multiples thereof. The Issuer will publicly announce the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Payment Date.

     (j) Repurchase upon Change of Control Triggering Event. (1) Upon the occurrence of a Change of Control Triggering Event (as defined below), each Holder shall have the right to require the repurchase of its Notes by the Issuer in cash pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount of such Notes plus accrued interest (if any) to the date of purchase (the "Change of Control Payment").

     (2) Within 30 days following any Change of Control Triggering Event, the Issuer shall mail a notice to the Paying Agents and provide notice to each Holder stating: (i) that a Change of Control Triggering Event has occurred, that the Change of Control Offer is being made pursuant to this Section 7(j) and that all Notes validly tendered will be accepted for payment; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date"); (iii) that any Note not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Issuer defaults in the payment of the Change of Control Payment, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (v) that Holders electing to have any Note purchased pursuant to the Change of Control Offer will be required to surrender such Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of such Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Change of Control Payment Date; (vi) that Holders will be entitled to withdraw their election such Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount at maturity of DM 1,000 or integral multiples thereof.

     (3) On the Change of Control Payment Date, the Issuer shall: (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer; (ii) deposit with a Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Paying Agents all Notes or portions thereof so accepted, together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Issuer. Such Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and such Paying Agent shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount at maturity of DM 1,000 or integral multiples thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     (k) Compliance Certificates. (1) The principal accounting officer of the Issuer shall provide the Paying Agents with a certificate, on or before a date not more than 90 days after the end of each fiscal year, to the effect that a review has been conducted of the activities of the Issuer and its Restricted Subsidiaries, and of the Issuer's and Exide Parent's performance under the Notes and the Paying Agency Agreement, and that the Issuer and Exide Parent have, to the best of their knowledge, fulfilled all obligations under the Notes and the Paying Agency Agreement, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Issuer will also be obligated to notify the Paying Agents of any default or defaults in the performance of any covenants or agreements under the Notes and the Paying Agency Agreement.

     (2) The Issuer shall provide an annual certificate to the Paying Agents, on or before a date not more than 90 days after the end of each fiscal year of its chief financial officer certifying (i) that no default has occurred and is continuing under the Notes and (ii) as to the amounts and calculations of the Basket Amount and any Partial Parent Guarantee, which amounts and calculations shall be confirmed by the Issuer's independent auditor.

     (l) Reports to Holders. The Issuer agrees that for so long as any of the Notes remain outstanding it shall: (i) furnish to the registered Holders, and unregistered Holders upon request and proof of ownership, the annual financial information required to be contained in an annual report distributed to the stockholders of the Issuer in connection with its annual general meeting by the French Company Law Act; (ii) comply with the applicable ongoing reporting obligations relating to issuers with debt securities listed on the Frankfurt Stock Exchange; (iii) prepare and furnish to registered Holders of the Notes, and unregistered Holders of the Notes upon request and proof of ownership, for the first six months of each fiscal year unaudited semi-annual results of operations and a balance sheet, computed in accordance with French GAAP, and a discussion and analysis of financial condition and results of operations by management within 60 days of the end of each such six-month period; and (iv) make available to any beneficial owner of the Notes in connection with any sale thereof (and to any prospective purchaser designated by such owner) the information required by Rule 144(d)(4) under the Securities Act.

     (m) Definitions. The following terms shall have the following respective meanings:

  "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary and not Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary.

  "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of any Person and its consolidated Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):
(i) the net income (or loss) of such Person (other than a Subsidiary of such Person) in which any other Person (other than such Person or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Subsidiaries by such other Person during such period; (ii) solely for the purposes of calculating the amount of Investments that may be made pursuant to clause (ii) of the first paragraph of Sections 7(c) (and in such case, except to the extent including pursuant to the foregoing clause (i) above), the net income (or loss) of such Person accrued prior to the date it becomes a Subsidiary of any other Person or is merged into or consolidated with such other Person or any of its Subsidiaries or all or substantially all of the property and assets of such Person are acquired by such other Person or any of its Subsidiaries; (iii) the net income (or loss) of any Subsidiary of any Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) all extraordinary gains and extraordinary losses; and (vi) any gains, losses, revenues and expenses attributable to non-cash items to the extent included under GAAP but not included under U.S. GAAP; provided that, solely for purposes of calculating the Interest Coverage Ratio (and in such case, except to the extent included pursuant to clause (i) above), "Adjusted Consolidated Net Income" of Exide Holding shall include the amount of all cash dividends received by Exide Holding or any Subsidiary of Exide Holding from an Unrestricted Subsidiary.

  "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, is defined to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

  "Asset Acquisition" means (i) an Investment or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Issuer, or any Restricted Subsidiary in any other Person, or any acquisition or purchase of Capital Stock of another Person by the Issuer or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into or consolidated with the Issuer or any Restricted Subsidiary or (ii) an acquisition by the Issuer or any Restricted Subsidiary of the property and assets of any Person other than the Issuer or any Restricted Subsidiary which constitute substantially all of a division, operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

  "Asset Disposition" means the sale or other disposition by the Issuer or any of its Subsidiaries (other than to the Issuer or another Subsidiary of the Issuer) of (i) all or substantially all of the Capital Stock of any Subsidiary of the Issuer or (ii) all or substantially all of the assets that constitute a division or line of business of the Issuer or any of its Subsidiaries.

  "Asset Sale" means, with respect to any Person, any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transactions) in one transaction or a series of related transactions by such Person or any of its Subsidiaries to any Person other than the Issuer or any of its Subsidiaries of (i) all or any of the Capital Stock of any Subsidiary of such Person, (ii) all or substantially all of the property and assets of an operating unit or business of such Person or any of its Subsidiaries or (iii) any other property and assets of such Person or any of its Subsidiaries outside the ordinary course of business of such Person or such Subsidiary and, in each case, that is not governed by the provisions of the Notes applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Issuer; provided that none of (A) sales or other dispositions of inventory, receivables and other current assets, (B) sales or other dispositions of surplus equipment, furniture or fixtures in an aggregate amount not to exceed FF10 million (or if non-French franc denominated, the French franc Equivalent thereof) in any fiscal year of the Issuer or (C) sales of receivables and related assets in Receivables Sale Transactions shall be included within the meaning of "Asset Sale."

  "Attributable Indebtedness" means, when used in connection with a sale-leaseback transaction referred to in Section 7(h) hereof, at any date of determination; the product of (i) the net proceeds from such sale-leaseback transaction and (ii) a fraction, the numerator of which is the number of full years of the term of the lease relating to the property involved in such sale-leaseback transaction (without regard to any options to renew or extend such term) remaining at the date of the making of such computation and the denominator of which is the number of full years of the term of such lease (without regard to any options to renew or extend such term) measured from the first day of such term.

  "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

  "Basket Amount" has the meaning specified in Section 7(c).

  "Basket Payment" means any of the following: (i) any Exide Parent Payment,
(ii) the making of any Investment in an Affiliate (other than Exide Parent, the Issuer or any of their Restricted Subsidiaries) or any Unrestricted Subsidiary, other than a Permitted Investment, and (iii) any Subordinated Indebtedness Prepayment.

  "Board of Directors" means the Board of Directors of the Issuer or any committee of such Board of Directors duly authorized to act under the Notes.

  "Business Day" means any day (other than a Saturday or Sunday) on which DTC, Euroclear or Cedel and banks in London and New York are open for business.

  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding at the Issue Date or issued after the Issue Date, including, without limitation, all Common Stock and Preferred Stock, and any and all rights, warrants or options exchangeable for or convertible into any thereof.

  "Capitalized Lease" means, as applied to any Person, any lease or license of, or other agreement conveying the right to use, any property (whether real, personal or mixed, movable or immovable) of which the present value of the obligations of such Person to pay rent or other amounts is required, in conformity with GAAP, to be classified and accounted for as a finance lease obligation; and "Capitalized Lease Obligation" means the capitalized present value of the obligations to pay rent or other amounts under such lease or other agreement, determined in accordance with GAAP.

  "Cash Equivalents" means (i) commercial paper maturing not more than nine months from the date of issue and rated at least A-1 by S&P or P-1 by Moody's;
(ii) any deposit of not more than one year's maturity with, or acceptance maturing not more than one year after issue accepted by, a bank or credit institution which has a combined capital and surplus and undistributable profits of not less than FF1,000,000,000 (or an equivalent amount) and whose short term unsecured, unsubordinated debt rating is at least A-1 by S&P or P-1 by Moody's;
(iii) securities issued or directly and fully guaranteed or insured by the governments of Germany, Switzerland, France, Great Britain or the United States (or, up to an amount of FF5,000,000 or its equivalent, of Spain) or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition; (iv) repurchase obligations with a term of not more than seven days fully collateralized by underlying securities of the types described in clauses (i) and (ii) above entered into with any bank meeting the qualifications specified in clause (ii) above; or (v) debt securities having not more than one year until final maturity and listed on a recognized stock exchange and rated at least AA by S&P or Aa by Moody's.

  "Cedel" means Cedel Bank, societe anonyme.

  "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders and their respective Affiliates, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the total voting power of the then outstanding Voting Stock of the Issuer; or (ii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Issuer's Board of Directors (together with any new directors whose election by the Issuer's Board of Directors or whose nomination for election by the Issuer's shareholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or (iii) (A) the Issuer consolidates with or merges into any other Person or conveys, transfers or leases all or substantially all of its assets to any Person or (B) any Person merges into the Issuer, in either event pursuant to a transaction in which any Voting Stock of the Issuer outstanding immediately prior to the effectiveness thereof is reclassified or changed into or exchanged for cash, securities or other property; provided that any consolidation, conveyance, transfer or lease (x) between the Issuer and any of its Subsidiaries or between Subsidiaries (including, without limitation, the reincorporation of the Issuer in another jurisdiction) or (y) for the purpose of creating a public holding company for the Issuer in another jurisdiction or (z) for the purpose of creating a public holding company for the Issuer in which all holders of the Issuer's Capital Stock would be entitled to receive (other than cash in lieu of fractional shares) solely Capital Stock of the holding company in amounts proportionate to their holdings of Capital Stock of the Issuer immediately prior to such transaction, shall be excluded from the operation of this clause (iii).

  "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline.

  "Commodity Agreement" means any agreement or arrangement designed to protect the Issuer or any of its Subsidiaries against fluctuations in the prices of commodities used by the Issuers or any of its Subsidiaries in the ordinary course of its business entered into with any bank.

  "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock or ordinary shares, whether or not outstanding at the Issue Date, and includes, without limitation, all series and classes of such common stock or ordinary shares.

  "Consolidated EBITDA" means, with respect to any Person for any period, the sum of the amounts for such period of (i) Adjusted Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and nonrecurring gains or losses or sales of assets), (iv) depreciation expense, (v) amortization expense and (vi) all other non-cash items reducing Adjusted Consolidated Net Income, less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for such Person and its Subsidiaries in conformity with GAAP; provided that, if a Person has any Subsidiary that is not a Wholly Owned Subsidiary of such Person, Consolidated EBITDA of such Person shall be reduced by an amount equal to (A) the Adjusted Consolidated Net Income of such Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding Common Stock of such Subsidiary not owned on the last day of such period by such Person or any Subsidiary of such Person divided by (2) the total number of shares of outstanding Common Stock of such Subsidiary on the last day of such period.

  "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate amount of interest in respect of Indebtedness (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; and the net costs associated with Interest Rate Agreements) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by such Person and its consolidated subsidiaries during such period; excluding, however, (i) any amount of such interest of any Subsidiary of such Person if the net income (or loss) of such Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income for such Person pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income (or loss) of such Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income for such Person pursuant to clause (iii) of the definition thereof), (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the Offering, all as determined on a consolidated basis in conformity with GAAP, and (iii) interest expense attributable to cash discounts taken by customers for early payment of obligations to the Issuer and its Subsidiaries.

  "Consolidated Net Tangible Assets" means the total amount of assets of the Issuer and its Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Issuer and its consolidated Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recently available consolidated balance sheet of the Issuer and its consolidated Subsidiaries, prepared in conformity with GAAP.

  "Consolidated Net Worth" means, at any date of determination, shareholders' equity as set forth on the most recently available consolidated balance sheet of the Issuer and its consolidated Subsidiaries (which shall be as of a date not more than 60 days prior to the date of such computation), less any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of Capital Stock of the Issuer or any Subsidiary of the Issuer, each item to be determined in accordance with GAAP (excluding the effects of foreign currency exchange adjustments).

  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Issuer or any Restricted Subsidiary against fluctuations in currency values.

  "Default" means an event that after notice or passage of time or both would become an Event of Default.

  "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

  "Facilities Agreement" means the facilities agreement, dated as of November 30, 1995, of the Issuer and certain of its subsidiaries with a group of lenders arranged by Bankers Trust International PLC and co-arranged by Bank of America International Limited, Bank of Montreal and Citibank International PLC, as amended, and including any amendments, supplements, modifications, novations, extensions, refinancings and renewals thereof and all documents related thereto including security documents and deeds of accession.

  "Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arms-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction.

  "Federal Republic of Germany Obligations" means securities that are direct and unconditional obligations of the Federal Republic of Germany or any of its states (Bundeslander), as defined in Section 1807 No. 2 of the German Civil Code (Burgerliches Gesetzbuch), as from time to time amended, and are not callable or redeemable at the option of the issuer thereof.

  "French franc Equivalent" means, with respect to any monetary amount in a currency other than French francs, at any time for the determination thereof, the amount of French francs obtained by converting such foreign currency involved in such computation into French francs at the spot rate for the purchase of French francs with the applicable foreign currency as quoted by the Financial Times (European edition) published on the last Business Day immediately preceding such determination.

  "GAAP" means, at any date of determination, generally accepted accounting principles in effect in France as of the Issue Date.

  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the Payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

  "Holder" means the registered holders of any Note or the holder of the Global Bearer Note or any Definitive Note.

  "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise, contingently or otherwise, become liable, directly or indirectly, for or with respect to, or become responsible for, the payment of such Indebtedness; provided that neither the accrual of interest (whether such interest is payable in cash or in kind) nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness. The term "Incurrence" used as a noun has a corresponding meaning.

  "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) any indebtedness of such Person for borrowed money,
(ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto and purchase money obligations), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except for Trade Payables and except for any deferred purchase price or other purchase price obligation payable by a Restricted Subsidiary as part of the consideration for the purchase of receivables in a Receivables Sales Transaction, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person (other than a Lien permitted under Section 7(g) hereof), whether or not such Indebtedness is assumed by or is otherwise the legal liability of such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person or which is otherwise the legal liability of such Person, to the extent such Indebtedness is Guaranteed by or is otherwise the legal liability of such Person, (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements, and (ix) any and all deferrals, renewals, extensions and refundings of, or amendments of or supplements to, any liability or obligation of the kind described in this definition. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP. A Receivables Sales Transaction shall not constitute Indebtedness, irrespective of its treatment under GAAP.

  "Intercompany Note" means the note issued on March 29, 1996 by the Issuer to Exide International, Inc., a wholly owned subsidiary of Exide Parent.

  "Interest Coverage Ratio" means, with respect to any Person on any Transaction Date, the ratio of (i) the aggregate amount of Consolidated EBITDA of such Person for the four fiscal quarters preceding the Transaction Date for which financial statements of Exide Parent have been filed with the U.S. Securities and Exchange Commission to (ii) the aggregated Consolidated Interest Expense of such Person during such four fiscal quarters. In making the foregoing calculation, (A) pro forma effect shall be given to (1) any Indebtedness Incurred subsequent to the end of the four-fiscal-quarter period referred to in clause (i) and prior to the Transaction Date (other than Indebtedness Incurred under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) on the last day of such period), (2) any Indebtedness Incurred during such period to the extent such Indebtedness is outstanding at the Transaction Date and (3) any Indebtedness to be incurred on the Transaction Date, in each case as if such Indebtedness had been Incurred on the first day of such four-fiscal-quarter period and after giving pro forma effect to the application of the proceeds thereof as if such application occurred on such first day; (B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months) had been the applicable rate for the entire period; (C) there shall be excluded from Consolidated Interest Expense any Consolidated Interest Expense related to any amount of Indebtedness that was outstanding during such four-fiscal-quarter period or thereafter but that is not outstanding or is to be repaid on the Transaction Date, except for Consolidated Interest Expense accrued (as adjusted pursuant to clause (B)) during such four-fiscal-quarter period under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any successor revolving credit or similar arrangement) on the Transaction Date; (D) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such four-fiscal-quarter period or thereafter and prior to the Transaction Date as if they had occurred and any such proceeds had been applied on the first day of such four-fiscal-quarter period; and (E) pro forma effect shall be given to asset dispositions and asset acquisitions that have been made by any Person that has become a Subsidiary of the Issuer or has been merged with or into the Issuer or any Subsidiary of the Issuer during the four-fiscal-quarter period referred to above or subsequent to such period and prior to the Transaction Date and that would have been Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Subsidiary of the Issuer as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such period.

     "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect the Issuer or any of its Subsidiaries against fluctuations in interest rates to or under which the Issuer or any of its Subsidiaries is a party or a beneficiary on the date of the Paying Agency Agreement or becomes a party or a beneficiary thereafter.

     "Investment" means, with respect to any Person, any advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable of any Person or its Subsidiaries), or other extension of credit (including, without limitation, by means of any guarantee) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), or any purchase or ownership of any stocks, bonds, notes, debentures or other securities, of any other Person. Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Redeemable Stock) of the Issuer in exchange for Capital Stock, property or assets of another Person constitute an Investment by the Issuer in such other Person. For purposes of the definition of "Unrestricted Subsidiary" described below and Section 7(c) described above,
(i) "Investment" shall include the Fair Market Value of the assets (net of liabilities) of any Restricted Subsidiary of the Issuer at the time that such Restricted Subsidiary of the Issuer is designated an Unrestricted Subsidiary and shall exclude the

Fair Market Value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Issuer, and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined by the Board of Directors of the Issuer in good faith.

     "Investment Grade" means BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's. In the event that the Issuer shall select any other Rating Agency, the equivalent of such ratings by such Rating Agency shall be used.

     "Issue Date" means the original date of issuance of the Notes.

     "Lien" means any mortgage, charge, pledge, security interest, encumbrance, lien (statutory or other), hypothecation, assignment for security, claim, or preference or priority or other encumbrance of any kind upon or with respect to any property (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" means (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Issuer or any Restricted Subsidiary of the Issuer) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents if converted within 12 months after receipt, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Issuer and its Restricted Subsidiaries, taken as a whole,
(iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary of the Issuer as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP, and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Issuer or any Restricted Subsidiary of the Issuer) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Officers' Certificate" means a certificate signed by any two of the Managing Director, Chief Executive Officer, Chief Operating Officer and Chief Financial Officer of the Issuer.

     "Operating Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) that is not a Capitalized Lease.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Paying Agents, which may include an individual employed as counsel to the Paying Agents.

     "Permitted Holders" means Exide Corporation, a Delaware corporation, its controlled Affiliates and its controlling Affiliates on the Issue Date.

     "Permitted Indebtedness" means the following indebtedness which may be Incurred by the Issuer or any Restricted Subsidiary (except as otherwise provided below):

          (i) Indebtedness outstanding at any one time in an aggregate principal amount not to exceed the greater of (A) 110% of the total commitment under the Facilities Agreement on the date of this Memorandum or
     (B) 30% of accounts receivable and 20% of inventory, in each case net of reserves and as shown on the consolidated balance sheet of the Issuer as of the most recent month for which financial statements are available;

          (ii) Indebtedness of the Issuer to any of its Restricted Subsidiaries that is a Wholly-Owned Subsidiary of the Issuer, or of a Restricted Subsidiary to the Issuer or to any other Restricted Subsidiary that is a Wholly Owned Subsidiary of the Issuer;

          (iii) Indebtedness the net proceeds of which are used to refinance outstanding Indebtedness of the Issuer or any of its Restricted Subsidiaries, other than Indebtedness Incurred under clause (i), (iv),
     (vi), (viii), (ix) or (x) of this definition and any refinancings thereof, in an amount (or, if such new Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, with an original issue price) not to exceed the amount so refinanced (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance the Notes or other Indebtedness of the Issuer that is subordinated in right of payment to the Notes shall only be permitted under this clause (iii) if (A) in case the Notes are refinanced in part, such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes and (C) in case the Notes are refinanced in part or the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to one year after the Stated Maturity of the Indebtedness being refinanced and the Average Life of such Indebtedness is equal to or greater than the remaining Average Life of the Indebtedness being refinanced plus one year; and provided further that in no event may Indebtedness of the Issuer that is pari passu with, or subordinated in right of payment to, the Notes be refinanced by means of Indebtedness of any Subsidiary of the Issuer pursuant to this clause (iii);

          (iv) unsecured Indebtedness, in an aggregate principal amount not to exceed FF23 million at any one time outstanding, Incurred by the Issuer in connection with the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Issuer, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates) or by any Plan, upon death, disability, retirement, termination of employment or pursuant to the terms of such Plan, or any other agreement under which such shares of stock or related rights were issued; provided that (A) such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is expressly made subordinate in right of payment to the Notes, at least to the extent that the Senior Subordinated Debentures of Exide Parent issued in 1992 were subordinated to Senior Indebtedness (as defined in the indenture pursuant to which the Senior Subordinated Debentures were issued ("Senior Indebtedness")), (B) such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, provides that no payments of principal of such Indebtedness by way of sinking fund, mandatory redemption or otherwise (including defeasance) may be made by the Issuer at any time prior to one year after the Stated Maturity of the Notes, and (C) the scheduled maturity of all principal of such Indebtedness is one year beyond the Stated Maturity of the Notes;

          (v) Indebtedness (A) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided in the ordinary course of business and letters of credit under the Facilities Agreement, (B) under Currency Agreements, Interest Rate Agreements and Commodity Agreements; provided that, in the case of Currency Agreements that relate to other Indebtedness, such Currency Agreements do not increase the Indebtedness of the Issuer outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Issuer or any Subsidiary of the Issuer pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Subsidiary of the Issuer (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary of the Issuer for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Issuer or any Restricted Subsidiary in connection with such disposition;

     (vi) Indebtedness under Guarantees Incurred by the Issuer in respect of obligations of Unrestricted Subsidiaries outstanding at any time in an aggregate amount not to exceed FF115 million;

     (vii) Acquired Indebtedness; provided that, after giving pro forma effect to the Incurrence of such Indebtedness, the Issuer could Incur at least FF1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant; and refinancings thereof, provided that such refinancing Indebtedness may not be Incurred by any Person other than the Issuer or the Restricted Subsidiary that is the obligor on such Acquired Indebtedness;

     (viii) unsecured Indebtedness of the Issuer outstanding at any time in an aggregate amount not to exceed FF285 million; provided that such Indebtedness, (A) by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is expressly made subordinate in right of payment to the Notes, at least to the extent the Senior Subordinated Debentures were subordinated to Senior Indebtedness, (B) determined as of the date of Incurrence of such Indebtedness, does not mature prior to one year after the Stated Maturity of the Notes, and the Average Life of such Indebtedness is one year beyond the remaining Average Life of the Notes, (C) by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, provides that no payments of principal of such Indebtedness by way of sinking fund, mandatory redemption or otherwise (including defeasance) may be made by the Issuer (including, without limitation, at the option of the holder thereof, other than an option given to a holder pursuant to an "asset sale" provision that is no more favorable to the holders of such Indebtedness than the provisions contained in the "Limitation on Asset Sales" covenant described above and such Indebtedness specifically provides that the Issuer will not repurchase or redeem such Indebtedness pursuant to such provision prior to the Issuer's repurchase of the Notes required to be repurchased by the Issuer under the "Limitation on Asset Sales" covenant) at any time prior to the Stated Maturity of the Notes; and provided further that after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of the Issuer would be at least 1.25:1;

     (ix) Indebtedness under any revolving credit or other working capital facility in an aggregate amount not to exceed, at any one time outstanding, FF460 million; and

     (x) other Indebtedness in an aggregate principal amount not to exceed FF570 million at any one time outstanding.

  "Permitted Investment" means (a) an Investment in a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to the Issuer or a Restricted Subsidiary; (b) Cash Equivalents; (c) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (d) loans and advances to employees made in the ordinary course of business; (e) Interest Rate Agreements and Currency Agreements; and (f) any purchase money note, deferred purchase price or other right to future payments received by or payable to a Restricted Subsidiary as part of the consideration for the purchase of receivables in a Receivables Sale Transaction.

  "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Issuer or any of its Restricted Subsidiaries; (vi) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Issue Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with Section 7(a) described above, (1) to finance the costs (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property; or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost plus reasonable fees and expenses incurred in connection with the acquisition or construction of such asset and for the refinancing of such indebtedness and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets, any improvements thereto and the proceeds thereof; (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Issuer and its Restricted Subsidiaries, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Issuer or its Restricted Subsidiaries relating to such property or assets; (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (x) Liens arising from filing financing statements regarding leases or the equivalent thereof of any non-U.S. jurisdiction; (xi) Liens in favor of the Issuer or any Restricted Subsidiary; (xii) Liens securing any real property or other assets of the Issuer or any Subsidiary of the Issuer in favor of the France or the government of the jurisdiction of incorporation of any such Subsidiary, or any department, agency, instrumentality or political subdivision thereof, in connection with the financing of industrial revenue bond facilities or of any equipment or other property designed primarily for the purpose of air or water pollution control; provided, however, that any such Lien on such facilities, equipment or other property shall not apply to any other assets of the Issuer or such Subsidiary of the Issuer; (xiii) Liens arising from the rendering of a final judgment or order against the Issuer or any Restricted Subsidiary of the Issuer that does not give rise to an Event of Default; (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry or incurred in the ordinary course of business or otherwise permitted under the terms of the Facilities Agreement, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements, and forward contracts, options, future contracts, future options or similar agreements or arrangements designed to protect the Issuer or any of its Restricted Subsidiaries from fluctuations in the price of commodities; (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business of the Issuer and its Restricted Subsidiaries; (xviii) Liens on or sales of receivables; and (xix) Liens, if any, of the Paying Agents pursuant to the Notes and the Paying Agency Agreement.

  "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

  "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding, or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

  "Principal Property" means any manufacturing, processing or smelting plant, warehouse or other building used by the Issuer or any Restricted Subsidiary, other than a plant, warehouse or other building that, in the good faith opinion of the Board of Directors as reflected in a Board Resolution, is not of material importance to the respective businesses conducted by the Issuer or any Restricted Subsidiary as of the date such Board Resolution is adopted.

  "Rating Agencies" means (i) S&P and (ii) Moody's or (iii) if S&P or Moody's or both shall not make a rating of the Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Issuer, which shall be substituted for S&P or Moody's or both, as the case may be.

  "Rating Category" means (i) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

  "Rating Date" means the date which is 90 days prior to the earlier of (i) a Change of Control and (ii) public notice of the occurrence of a Change of Control or of the intention by the Issuer to effect a Change of Control.

  "Rating Decline" means the occurrence of the following on, or within 90 days after, the date of public notice of the occurrence of a Change of Control or of the intention by the Issuer to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies): (a) in the event the Notes are rated by either Moody's or S&P on the Rating Date as Investment Grade, the rating of the Notes by both Rating Agencies shall be below Investment Grade, or (b) in the event the Notes are rated below Investment Grade by both Rating Agencies on the Rating Date, the rating of the Notes by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

  "Receivables Purchase Facility" means the receivables purchase facility established by the Issuer and certain of its subsidiaries with Citibank N.A.

  "Receivables Sales Agreement" means any agreement providing for the purchase, factoring or other disposition of accounts receivable of the Issuer or any Subsidiary, whether or not there is any recourse against the Issuer or any Subsidiary with respect thereto; provided that such purchase, factoring or other disposition shall qualify as a sale of assets under U.S. generally accepted accounting principles in effect on the issue date and the obligations of the Issuer and its Subsidiaries under such agreement and related documentation are not required to be recorded on their balance sheet (except for any reserves required as a result of recourse against the Issuer or any of its Subsidiaries) under U.S. generally accepted accounting principles in effect on the Issue Date.

  "Receivables Sales Transaction" means any transaction or series of transactions pursuant to which the Issuer or any Subsidiary, in one or more steps, transfers receivables and related assets to a purchaser under a Receivables Sale Agreement.

  "Redeemable Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes.

  "Redemption Date" means, with respect to any Note, the date on which such
Note is to be redeemed by the Issuer pursuant to the terms of the Note.

  "Restricted Subsidiary" means any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary of the Issuer) other than an Unrestricted Subsidiary.

  "Senior Subordinated Debentures" means the 12 1/4% Senior Subordinated Deferred Coupon Debentures Due June 2004 of Exide Parent.

  "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary of the Issuer that, together with its Subsidiaries, (i) for the most recent fiscal year of the Issuer, account for more than 10% of the consolidated revenues of the Issuer and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Issuer and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Issuer for such fiscal year.

  "Sonnenschein" means Sonnenschein GmbH and its successors.

  "S&P" means Standard & Poor's Ratings Group and its successors.

  "Stated Maturity" means (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

  "Subordinated Indebtedness" means any Indebtedness of the Issuer or any of its Restricted Subsidiaries which is expressly subordinated in right of payment to the Notes or any other unsubordinated Indebtedness of the Issuer or its Restricted Subsidiaries.

  "Subsidiary" means, with respect to any Person, any corporation, association or other business entity (i) of which outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person, or (ii) of which at least a majority of voting interest is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

  "Tax" means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto).

  "Taxing Authority" means any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

  "Trade Payables" means, with respect to any Person, any accounts payable or any other Indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

  "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Issuer or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Basket Payment, the date such Basket Payment is to be made.

  "Tudor" means Sociedad Espanola del Acumulador Tudor, S.A. and its successors.

  "Unrestricted Subsidiary" means (i) any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided that either (A) the Subsidiary to be so designated has total assets of FF10,000 or less or (B) if such Subsidiary has assets greater than FF10,000 that such designation would be permitted under Section 7(c). The Board of Directors may designate any Unrestricted Subsidiary to be a Subsidiary of the Issuer; provided that immediately after giving effect to such designation
(x) the Issuer could Incur FF1.00 of additional Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant described below and (y) no Event of Default, or event or condition that after notice or passage of time or both would become an Event of Default, shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Paying Agents by promptly filing with each of the Paying Agents a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

  "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of Executive Committee members, managing directors, managers or other voting members of the governing body of such Person.

  "Wholly Owned Subsidiary" means, with respect to any Person, any Subsidiary of such Person if at least 98.5% of the Common Stock or other similar equity ownership interests (but not including Preferred Stock) in such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned directly or indirectly by such Person; provided that (i) with respect to Tudor, the Issuer directly or indirectly owns at least 89% of the Common Stock or other similar equity ownership interest (but not including Preferred Stock) in Tudor (other than director's qualifying shares or Investments by foreign nationals mandated by applicable law) and (ii) with respect to Sonnenschein, the Issuer directly or indirectly owns at least

74.5% of the Common Stock or other similar equity ownership interest (but not including Preferred Stock) in Sonnenschein (other than director's qualifying shares or Investments by foreign nationals mandated by applicable law).

     8. Defeasance. (a) The Issuer and Exide Parent will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes and the provisions of the Paying Agency Agreement will no longer be in effect with respect to the Notes on the 123rd day after the deposit described below if,

     (1) the Issuer has deposited with the Paying Agents, in trust, money and/or Federal Republic of Germany Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Paying Agency Agreement and the Notes,

     (2) the Issuer has delivered to the Paying Agents (i) either an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Issuer's exercise of its option under this Section 8(a) and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be accompanied by a ruling of the IRS to the same effect or a change in applicable U.S. federal income tax law after the date of the Paying Agency Agreement or a ruling directed to the Paying Agents received from the IRS to the same effect as the aforementioned Opinion of Counsel and
  (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law,

     (3) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Issuer is a party or by which the Issuer is bound,

     (4) if at such time the Notes are listed on a national securities exchange, the Issuer has delivered to the Paying Agents an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge, and

     (5) the Issuer has delivered to each Paying Agent an Officer's Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of the Issuer's obligations under the Notes and the Paying Agency Agreement have been complied with.

     Notwithstanding the foregoing, the Issuer's obligations in Sections 3, 4, 6, 9, 11, 12, 13, and 15 of the Paying Agency Agreement shall survive until the Notes mature or are redeemed.

     After such deposit, the Paying Agents upon request shall acknowledge in writing the discharge of the Issuer's obligations under this Note, and the Paying Agency Agreement except for those surviving in the immediately preceding paragraph.

     (b) The provisions of the Notes will no longer be in effect with respect to clauses (iii) and (iv) of Section 5, the covenants contained in Section 7,
Section 6(a)(3) hereof with respect to such covenants and clauses (iii) and (iv) of Section 5 and clauses (a)(4), (a)(5) and (a)(9) of Section 6 hereof shall be deemed not to be Events of Default, upon, the deposit with the Paying Agents in trust, of money and/or Federal Republic of Germany Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Paying Agency Agreement and the Notes, the satisfaction of the provisions described in clauses (2)(ii), (3),
(4) and (5) of the preceding section and the delivery by the Issuer to the Paying Agents of an Opinion of Counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

     In the event the Issuer exercises its option to omit compliance with certain covenants and provisions of the Paying Agency Agreement or the Notes as described in the immediately preceding paragraph and the Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, and the amount of money and/or Federal Republic of Germany Obligations on deposit with the Paying Agents are sufficient to pay amounts due on the Notes at the time of their Stated Maturity but not sufficient to pay amounts due on the Notes at the time of the acceleration resulting from such Event of Default, the Issuer shall remain liable for such payments.

     9. Replacement, Exchange and Transfer of Notes. (a) In case any Note shall become mutilated, defaced or apparently destroyed, lost or stolen, the Issuer may execute, and, upon the request of the Issuer, the Registrar or Co-Registrar, as the case may be, shall authenticate and deliver, a new Note bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Note or in lieu of and in substitution for the apparently destroyed, lost or stolen Note. In every case the applicant for a substitute Note shall furnish to the Issuer and to any Transfer Agent such security or indemnity as may be required by them to indemnify and defend and to save each of them and any agent of the Issuer or any Transfer Agent harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the apparent destruction, loss or theft of such Note and of the ownership thereof. Upon the issuance of any substitute Note, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agents) connected therewith.

     (b) Upon the terms and subject to the conditions set forth in the Paying Agency Agreement, and subject to paragraph 9(e) hereof, a Note or Notes may be exchanged for an equal aggregate principal amount of Notes in different Authorized Denominations by surrender of such Note or Notes to any Transfer Agent or at the office of any other agent of the Issuer designated for such purpose, duly endorsed or accompanied by a proper instrument of assignment and transfer, together with a written request for the exchange.

     (c) Upon the terms and subject to the conditions set forth in the Paying Agency Agreement, and subject to paragraph 9(e) hereof, a registered Note may be transferred in whole or in part (in Authorized Denominations) by the Holder or Holders surrendering the Note for registration of transfer at the office of any Transfer Agent or at the office of any other agent of the Issuer designated for such purpose, duly endorsed or accompanied by an executed instrument of assignment and transfer. A bearer Note may be transferred by delivery thereof.

     (d) The costs and expenses of effecting any exchange or registration of transfer pursuant to the foregoing provisions, except for the expenses of delivery by other than regular mail (if any) and except for the payment of a sum sufficient to cover any tax or other governmental charge or insurance charges that may be imposed in relation thereto, will be borne by the Issuer.

     (e) The Transfer Agents or the Registrar may decline to accept any request for an exchange or registration of transfer during the period of 15 days preceding (i) the due date for any payment of interest on the Notes or (ii) the date on which the Notes are scheduled for redemption.

     10. Modifications and Amendments. (a) Modifications and amendments of the Notes and the Paying Agency Agreement may be made by the Issuer, Exide Parent and the Paying Agents with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of each Holder affected thereby: (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note; (ii) reduce the principal amount of, or interest on, any Note or Additional Amount payable with respect thereto, or reduce the amount payable thereon in the event of redemption or default; (iii) change the currency in which the principal of, or interest on, any Note or Additional Amount payable with respect thereto, except for any currency change as described in Section 10(b)(vi) hereof; (iv) change the obligation of the Issuer or Exide Parent to pay Additional Amounts (except as otherwise provided by the Notes); (v) impair the right to institute suit for the enforcement of any such payment on or with respect to the Notes; or (vi) reduce the percentage of aggregate principal amount of Notes outstanding necessary to approve any modification or amendment or to waive any future compliance or past defaults or reduce the quorums required at any meeting of Holders or reduce the percentage of aggregate principal amount of Notes outstanding necessary to rescind or annul any declaration of the principal or accrued interest on the Notes to be due and payable.

     (b) Notwithstanding the foregoing, without the consent of any Holder, the Issuer, Exide Parent and the Paying Agents may, by supplemental fiscal and paying agency agreement, modify or amend the Paying Agency Agreement and the Notes (i) to evidence the succession of another Person to the Issuer, Exide Parent or any other obligor on the Notes and the assumption by any such successor of the covenants of the Issuer, Exide Parent or such obligor in the Paying Agency Agreement, in the Notes, or in any Guarantee in accordance with
Section 5 hereof; (ii) to add to the covenants of the Issuer, Exide Parent or any other obligor on the Notes for the benefit of the Holders or to surrender any right or power conferred upon the Issuer, Exide Parent or any other obligor on the Notes in the Paying Agency Agreement or the Notes or in any Guarantees;
(iii) to cure any ambiguity, or to correct or supplement any provision in the Paying Agency Agreement, the Notes, or any Guarantee which may be defective or inconsistent with any other provision in the Paying Agency Agreement, the Notes, or any Guarantee or make any other provisions with respect to matters or questions arising under the Paying Agency Agreement, the Notes, or any Guarantee provided that, in each case, the Issuer shall have delivered one or more resolutions by the Board of Directors of the Issuer, certified to have been duly adopted by such Board and to be in full force and effect, to the Paying Agents to the effect that such provisions do not adversely affect the rights of any Holder of the Notes in any material respect; (iv) to evidence and provide the acceptance of the appointment of a successor Paying Agent under the Paying Agency Agreement; (v) to modify the resale restrictions applicable to the Notes in order to comply with applicable law; or (vi) to facilitate the introduction of the Euro and exchange the Deutsche mark denominated Notes for Euro denominated Notes in a manner not adverse to the Holders of the Notes.

     (c) In connection with any amendment to this Agreement, the Paying Agents shall be entitled to receive an Opinion of Counsel stating that such amendment is authorized by this Agreement.

     11. Non-business Days; Calculation of Interest. Interest in respect of any period of less than one year shall be calculated on the basis of a 360-day year of twelve 30-day months.

     12. Paying Agents, Transfer Agents and Registrars. In acting under the Paying Agency Agreement and in connection with the Notes, the Paying Agents, Transfer Agents and Registrars are acting solely as agents of the Issuer and Exide Parent and do not assume any obligation towards or relationship of agency or trust for or with the owners or holders of the Notes, except that any funds held by any Paying Agent or Registrar for payment of principal of or interest on the Notes, or Additional Amounts with respect thereto, shall be held in trust by it for such owners and holders and applied as set forth herein, but need not be segregated from other funds held by it, except as required by law. For a description of the duties and the immunities and rights of the Paying Agents, Transfer Agents and Registrars under the Paying Agency Agreement, reference is made to the Paying Agency Agreement, and the obligations of the Paying Agents, Transfer Agents and Registrars to the holder hereof are subject to such immunities and rights.

     13. Notices. Where this Notes provides for notice of any event to Holders by the Issuer or Paying Agents, such notice shall be sufficiently given (unless otherwise herein expressly provided): to registered Holders, if in writing and mailed, first-class postage (or, if first class mail is unavailable, by airmail) prepaid, to each registered Holder at his address as it appears in the Register, in each case not later than the latest date, and not earlier than the earliest date, prescribed hereunder for the giving of such notice; or, to unregistered Holders, if such notice is published in the following journals: (i) the Bundesanzeiger and one mandatory nationwide newspaper (if practicable, the Borsen-Zeitung) designated by the Frankfurt Stock Exchange in Frankfurt am Main in the German language; (ii) a leading daily newspaper (if practicable, The Wall Street Journal (Eastern Edition)) printed in the English language and of general circulation in New York; and (iii) a leading daily newspaper (if practicable, the Financial Times (London Edition)) printed in the English language and of general circulation in London, in each case, once in each of three successive calendar weeks, the first publication to be not later than the latest date, and not earlier than the earliest date, prescribed hereunder for the giving of such notice. Any notice to registered Holders shall be deemed to have been given on the fourth weekday after the date of mailing. Any notice to unregistered Holders will become effective for all purposes on the date of its publication in the Bundesanzeiger.

     14. Governing Law. (a) The Notes shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws, except as referred to in Section 16 of the Paying Agency Agreement.

     (b) Each of the Issuer and Exide Parent has submitted to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in the Borough of Manhattan, New York, New York over any suit, action or proceeding arising out of or relating to the Paying Agency Agreement or any Note. Each of the Issuer and Exide Parent has appointed CT Corporation System, 1633 Broadway, 23rd Floor, New York, New York 10019, as its agent upon whom process must be served in any such suit, action or proceeding.

     15. No Recourse Against Others. No recourse for the payment of the principal of or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in the Paying Agency Agreement or in the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, director, employee, Executive Committee member or controlling person of the Issuer or Exide Parent or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under European or the U.S. federal securities laws and it is the view of the SEC that such a waiver is against public policy.

     16. Authentication. This Note shall not become valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Registrar or Co-Registrar acting under the Paying Agency Agreement.

     17. Descriptive Headings. The descriptive headings appearing in these terms and conditions are for convenience of reference only and shall not alter, limit or define the provisions hereof.

                                                                       EXHIBIT C

                              [Form of Guarantee]

                        GUARANTEE OF EXIDE CORPORATION

     FOR VALUE RECEIVED, EXIDE CORPORATION, a Delaware corporation (the "Guarantor"), hereby unconditionally guarantees to all of the holders of the 9 1/8 Senior Notes due 2004 (the "Notes") of Exide Holding Europe S.A. (the "Issuer") the due and punctual payment of such amount of the principal of and interest (including, in case of default, interest on principal and, to the extent permitted by applicable law, on overdue interest and including any additional interest required to be paid according to the terms of the Notes) on the Notes, as is required in Section 7(b) of the Notes, when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise, according to the terms thereof and of the Paying Agency Agreement referred to therein. If the Issuer fails to punctually to pay any such principal or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise, and as if such payment were made by the Issuer. The amount of this Guarantee that shall be applicable to any particular Note shall be computed as provided in Section 7(b) of the Notes.

     The Guarantor hereby agrees that its obligations hereunder shall be direct, unconditional, unsubordinated and unsecured, irrespective of the validity, regularity or enforceability of the Notes or said Paying Agency Agreement, the absence of any action to enforce the same, any waiver or consent by the holder of said Note with respect to any provisions thereof, the recovery of any judgment against the Issuer or any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes guaranteed pursuant to this Guarantee.

     The Guarantor hereby waives and shall not in any manner whatsoever claim or take the benefit or advantage of any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any of its Subsidiaries.

     This Guarantee shall be governed by the laws of the State of New York.

     The Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Guarantee and to constitute the same the valid obligation of the Guarantor have been done and performed and have happened in due compliance with all applicable laws.

     IN WITNESS WHEREOF, EXIDE CORPORATION has caused this Guarantee to be executed in its corporate name by an authorized officer of the Guarantor.


Dated as of [__________]


                                           EXIDE CORPORATION


                                           By
                                              --------------------------------
                                              Name:
                                              Title:

                             Schedule to Guarantee
                             ---------------------

                                           Aggregate Amount
Date                                       of Guarantee
----                                       ---------------------
                                           DM

                                      C-3